Exhibit 10.1

Execution Copy

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 1, 2014

LOANS TO

ALICO, INC., a Florida corporation

and its wholly-owned subsidiaries

ALICO LAND DEVELOPMENT, INC., a Florida corporation

ALICO-AGRI, LTD., a Florida limited partnership

ALICO PLANT WORLD, L.L.C., a Florida limited liability company

ALICO FRUIT COMPANY, LLC, a Florida limited liability company

FROM

METROPOLITAN LIFE INSURANCE COMPANY

Four (4) Secured Promissory Notes

$109,149,250.00 AMENDED AND RESTATED TERM LOAN (Loan No. 197235)

Due November 1, 2029

$32,500,000.00 SECURED PROMISSORY NOTE (Loan No. 197236)

Due November 1, 2029

$25,000,000.00 LIBOR TERM LOAN B (Loan No. 197237)

Due November 1, 2029

$25,000,000.00 RLOC LOAN (Loan No. 197238)

Due November 1, 2019

AND

NEW ENGLAND LIFE INSURANCE COMPANY,

One (1) Secured Promissory Note

$15,850,750.00 FIXED RATE TERM LOAN (Loan No. 197356)

Due November 1, 2029

Metropolitan Life Insurance Company

Loans to Alico, Inc., Alico Land Development, Inc., Alico-Agri, Ltd.,

Alico Plant World, L.L.C., and Alico Fruit Company, LLC

TABLE OF CONTENTS

1.	LOAN; NOTES; SECURITY	2

2.	RELEASES AND LAND SWAPS	4

3.	REPRESENTATIONS AND WARRANTIES	7

4.	FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES; ADDITIONAL INFORMATION; INSPECTION	10

5.	[INTENTIONALLY OMITTED]	11

6.	PAYMENT OF NOTES	11

7.	AFFIRMATIVE COVENANTS	16

8.	RESTRICTIVE COVENANTS	21

9.	DEFINITIONS	24

10.	DEFAULTS AND REMEDIES	32

11.	MISCELLANEOUS	35

i

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made as of December 1, 2014, by and among ALICO, INC., a Florida corporation (“Alico”), ALICO LAND DEVELOPMENT, INC., a Florida corporation (“ALDI”), ALICO-AGRI, LTD., a Florida limited partnership (“Alico-Agri”), ALICO PLANT WORLD, L.L.C., a Florida limited liability company (“Plant World”) and ALICO FRUIT COMPANY, LLC, a Florida limited liability company (“Alico Fruit” and collectively with Alico, ALDI, Alico-Agri, and Plant World, “Borrower”) and in favor of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Servicer” or “MetLife”), as lender (“Lender”) and as servicer, pursuant to that certain Co-Lending Agreement of even date herewith between MetLife and New England Life Insurance Company, a Massachusetts corporation (“NEL”), as co-lender (and together with MetLife, “Co-Lenders”).  ALICO CITRUS NURSERY, LLC, a Florida limited liability company (“Citrus Nursery”) hereby joins in this Agreement as a Guarantor of the Loan (as defined below).

WHEREAS, Alico, Alico-Agri, ALDI, Plant World, Citrus Nursery and Alico Fruit (formerly known as Bowen Brothers Fruit, LLC) (collectively, the “Original Borrowers”), and Rabo Agrifinance, Inc., a Delaware corporation (“Rabo”), executed and entered into a certain Credit Agreement, dated as of September 8, 2010, which Credit Agreement was thereafter amended by a First Amendment to Credit Agreement dated as of August 1, 2011, by a Second Amendment to Credit Agreement dated as of December 21, 2011, by a Third Amendment to Credit Agreement dated as of June 11, 2012, by a Fourth Amendment to Credit Agreement dated as of April 1, 2013, by a Fifth Amendment to Credit Agreement dated as of April 28, 2013, by a Sixth Amendment to Credit Agreement dated as of July 1, 2014, and by a Seventh Amendment to Credit Agreement dated as of November 21, 2014 (collectively, the “Existing Credit Agreement”); and

WHEREAS, pursuant to the Existing Credit Agreement, Rabo, together with the other Co-Lenders as participating lenders, extended to the Original Borrowers a term loan in the original principal amount of $40,000,000.00, which as of the date hereof, has an aggregate principal balance of $33,500,000.00, and a real estate line of credit loan in the original aggregate commitment of $60,000,000.00 (collectively, the “Original Loans”); and

WHEREAS, Rabo has assigned to Servicer all of Rabo’s right, title and interest in and to the Original Loans, pursuant to an Assignment of Loan Documents, of even date herewith, between Rabo and Lender; and

WHEREAS, the parties hereto and thereto desire that the Existing Credit Agreement be amended and restated by this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual and reciprocal promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the Co-Lenders and Borrower agree as follows:

1.                                      LOAN; NOTES; SECURITY.

1.1          Loan Authorizations.  Borrower has authorized the issuance of five (5) Secured Promissory Notes in the respective amounts set forth in Section 1.2 below, for an aggregate principal indebtedness to the Co-Lenders in the amount of $207,500,000.00 consisting of:  a “MetLife Fixed Rate Term Loan” in the principal amount of $109,149,250.00, a “NEL Fixed Rate Term Loan” in the principal amount of $15,850,750.00, a “LIBOR Term Loan A” in the amount of $32,500,000.00, a “LIBOR Term Loan B” in the principal amount of $25,000,000.00, and a “RLOC Loan” in the principal amount of $25,000,000.00 (collectively, the “Loans”).

1.2          The Loans.  The Loans shall be respectively evidenced by five (5) Secured Promissory Notes (each individually, a “Note” and, collectively, the “Notes”), as follows:

(a)           That certain Amended and Restated Term Loan Note of even date herewith made by Borrower in favor of MetLife in the original principal amount of One Hundred Nine Million One Hundred Forty-Nine Thousand Two Hundred Fifty and No/100 Dollars ($109,149,250.00) (the “Met Fixed Rate Term Note”), in the form set forth on Exhibit A attached hereto;

(b)           That certain NEL Fixed Rate Term Secured Promissory Note of even date herewith made by Borrower in favor of NEL in the original principal amount of Fifteen Million Eight Hundred Fifty Thousand Seven Hundred Fifty and No/100 Dollars ($15,850,750.00) (the “NEL Fixed Rate Term Note”), in the form set forth on Exhibit A attached hereto;

(c)           That certain Secured Promissory Note of even date herewith made by Borrower in favor of MetLife in the original principal amount of Thirty-Two Million Five Hundred Thousand and No/100 Dollars ($32,500,000.00) (the “LIBOR Term Note A”), in the form set forth on Exhibit A attached hereto; and

(d)           That certain LIBOR Term Secured Promissory Note B of even date herewith made by Borrower in favor of MetLife in the original principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (the “LIBOR Term Note B”), in the form set forth on Exhibit A attached hereto; and

(e)           That certain RLOC Secured Promissory Note of even date herewith made by Borrower in favor of MetLife in the original principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (the “RLOC Note”), in the form set forth on Exhibit A attached hereto.

1.3          Advances.

(a)           The MetLife Fixed Rate Term Loan, the NEL Fixed Rate Term Loan, the LIBOR Term Loan A and the LIBOR Term Loan B shall each be fully advanced at Closing.

(b)           The RLOC Loan shall be advanced in such amounts and at such times as may be requested by any Borrower following the Closing Date; provided, however, that (i) no Event of Default shall have occurred and be continuing, (ii) Borrower may request no more than four (4) advances per month and (iii) each advance shall be in an amount not less than $250,000.00.

(c)           All advances and, unless otherwise directed in writing by Servicer, all interest and principal payments shall be accomplished by wire transfer.

1.4          Security.  Payment of the Notes shall be secured by, among other things:  (a) an Amended and Restated Real Estate Mortgage, Assignment of Leases and Rents, Security Agreement, Spreader Agreement, and Fixture Filing, dated of even date herewith, made by Alico and Alico-Agri, as Mortgagor, and MetLife, acting for itself and as Collateral Agent for NEL, as Mortgagee, recorded among the Public Records of DeSoto County, Polk County, Collier County, and Hendry County, Florida (the “Amended and Restated Mortgage”); (b) a Real Estate Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing, dated of even date herewith, made by Alico and Alico-Agri, as Mortgagor, and MetLife, acting for itself and as Collateral Agent for NEL, as Mortgagee, recorded among the Public Records of Charlotte County and DeSoto County, Florida (the “New Mortgage” and, together with the Amended and Restated Mortgage, the “Mortgage”) covering certain real property and improvements, as described therein (collectively, the “Property”); (c) a Collateral Assignment of Permits and Licenses given by Borrower to Lender (including, but not limited to, an assignment of all water permits of Borrower) (the “Assignment of Permits”); (d) a Collateral Assignment of Contracts and Agreements given by Borrower to Lender (the “Assignment of Contracts”); and a Loan Guaranty Agreement given by Citrus Nursery to Lender (the “Guaranty”)  Those assets encumbered by the Mortgage, the Assignment of Permits, the Assignment of Contracts and the Guaranty are collectively referred to as the “Security.”  Borrower and Guarantor hereby authorize Lender to file a financing statement with the Florida Secured Transaction Registry to evidence Lender’s security interest in the personal property secured by the Mortgage.  Borrower and Guarantor have also executed and delivered to Lender that certain Unsecured Indemnity Agreement (the “Unsecured Indemnity”) of even date herewith, which does not secure repayment of the Notes and is not secured by the Mortgage.  The Mortgage, Assignment of Permits and Assignment of Contracts are collectively referred to as the “Collateral Documents.”

1.5          Conflicts.  In the event of any conflict between the terms of this Agreement and the terms of any of the Notes or any of the other Collateral Documents, the terms of this Agreement shall control.

1.6          Loan Structure.  Borrower understands and agrees that each of the Loans represents a separate and independent financial obligation of Borrower, and that the Security is mortgaged to Lender for the repayment of each and every one of the Loans.  Borrower acknowledges that a failure to repay all or part of any one or more of the Loans will result in a foreclosure or other loss of the Security, even if all of the other Loans have been repaid in full.

1.7          Relationship of Parties.  The relationship between Borrower and Lender is limited to that of debtor and creditor.  The provisions of this Agreement and those contained in any Collateral Document for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of Lender to protect its interests as Lender in assuring payments of interest and repayment of principal, and nothing contained in this Agreement or the other Collateral Documents shall be construed as (i) permitting or obligating

Lender to act as a financial or business advisor or consultant to Borrower, (ii) permitting or obligating Lender to control Borrower or conduct Borrower’s operations, (iii) creating any fiduciary obligation on the part of Lender to Borrower or (iv) creating any partnership, tenancy-in-common, joint tenancy, joint venture, co-ownership, agency or other relationship between the parties other than as debtor and creditor.  Lender shall not in any way be responsible or liable for the debts, losses, obligations or duties of Borrower with respect to the Security or otherwise.  All obligations to pay real property or other taxes, assessments, insurance premiums and all other fees and charges arising from the ownership, operation, use and occupancy of the Security and to perform obligations under all agreements and contracts relating to the Security shall be the sole responsibility of Borrower.

1.8          [Intentionally Omitted.]

1.9          No Defenses, Counterclaims or Rights of Offset; Release of Co-Lenders.  As a material inducement to the Co-Lenders to enter into this Agreement, Borrower hereby acknowledges, admits and agrees that, as of the date hereof, there exist no rights of offset, defense, counterclaim, claim or objection in favor of Borrower against any Co-Lenders with respect to the Existing Credit Agreement, the Original Loans, or any collateral document securing the Original Loans (the “Original Credit Documents”), or, alternatively, that any and all such right of offset, defense, counterclaim, claim or objection which Borrower may have or claim, of any nature whatsoever, whether known or unknown, with respect to the Original Loans is hereby expressly and irrevocably waived and released.  Each Borrower hereby releases and forever discharges the Co-Lenders, their respective directors, officers, employees, administrators, subsidiaries, affiliates, attorneys, agents, successors and assigns from any and all rights, claims, demands, actions, causes of action, proceedings, agreements, contracts, judgments, damages, debts, costs, expenses, promises, duties, liabilities or obligations, whether in law or in equity, known or unknown, choate or inchoate, which Borrower has had, now has or hereafter may have, arising under or in any manner relating to, whether directly or indirectly, the Original Credit Documents.  The foregoing release is intended to be, and is, a full, complete and general release in favor of the Co-Lenders with respect to all such matters, including specifically, without limitation, any claims, demands or causes of action based upon allegations of breach of fiduciary duty, breach of any alleged duty of fair dealing in good faith, economic coercion, usury, or any other theory, cause of action, occurrence, matter or thing which might result in liability upon any Co-Lender arising or occurring on or before the date hereof.  Each Borrower understands and agrees that the foregoing general release is in consideration for the agreements of the Co-Lenders contained herein and that no Borrower will receive any further consideration for the release.

2.                                      RELEASES AND LAND SWAPS.

2.1          Partial Releases.  At Borrower’s request, partial releases of the Property from the Mortgage from time to time during the term of the Loans, determined in Lender’s reasonable judgment to be customary, arms-length transactions in the ordinary course of business shall be permitted, subject to the following terms and conditions:

(a)           No Event of Default shall have occurred and be continuing;

(b)           Borrower shall pay to Lender an amount determined by Lender, to be applied to the Notes (the “Release Price”), which Release Price shall be subject to payment of the Prepayment Price, calculated as though such Release Price were an optional principal prepayment under Section 6.3;

(c)           The loan-to-value ratio of all of the Loans immediately following the requested partial release (based upon the most recent appraisal accepted by Lender) must be satisfactory to Lender in its sole discretion;

(d)           The requested partial release shall have no material adverse effect on the access, operations or income-producing ability of the remaining Security, which facts shall be certified to Lender by Borrower.  Lender shall be entitled to require Borrower to provide an additional appraisal in connection with the requested partial release, and the determination of whether a material adverse effect will result shall be in the sole discretion of Lender:

(e)           Borrower shall provide to Lender any additional documents and satisfy any further requirements as may be reasonably required by Lender; and

(f)            A service charge of $1,000 will be payable to Lender for each Partial Release.  The service charge payable to Lender for any transaction contemplated in Section 2.1 above shall not exceed $1,000 in the aggregate.  Borrower shall also pay all reasonable expenses, including third-party legal fees, and fees, taxes and other charges incurred by Lender in connection with the performance of this Section 2.1.

(g)           At Lender’s request in connection with any one partial release, or any series of related partial releases, which is, or are, of more than 500 acres in the aggregate, Borrower shall cause the title insurance company which issued Lender’s title insurance policy in connection with the Mortgage (the “Title Policy”) to issue an endorsement to the Title Policy (but only to the extent that the same can be legally issued) which is reasonably satisfactory to Lender with respect to any partial release.  Borrower shall represent and warrant to Lender that there are no junior liens which have not been approved by Lender in writing affecting any of the Security which is not being released by Lender.  In any such partial release of 500 acres or less, Borrower shall provide evidence that no such junior liens exist, which may consist of an affidavit of Borrower or an ownership and encumbrance report from a title company, as determined by Lender and in each case reasonably acceptable to Lender.

2.2          Land Swaps.

(a)           If Borrower desires to convey a portion of the Property to a third party in exchange for Borrower simultaneously receiving from such third party fee title to citrus groves of comparable, or greater, quality and value (as reasonably determined by Lender) located in the vicinity of Borrower’s existing groves in DeSoto, Charlotte, Collier, Hendry, or Polk Counties, Florida, which acreage being received by Borrower is equal to or greater than the acreage being conveyed by Borrower (each transaction, a “Swap”), then Lender agrees to grant a partial release of the Property being conveyed to the third party so long as the Mortgage is modified at the closing of the Swap to spread the lien thereof to such property being conveyed to Borrower, and provided that all other conditions set forth below are met. Borrower will cause the Title Policy to be endorsed, or will provide a new policy with respect to the new property being conveyed to Borrower which is “tied-in” with Lender’s then-existing Title Policy, to insure in each case in a manner satisfactory to Lender that the Mortgage is a first lien, subject only to exceptions and encumbrances reasonably acceptable to Lender, on such additional like-kind property; provided, however, that such spreader agreements and endorsements or new policy shall exclude any acreage being conveyed to Borrower which exceeds (in both size and value) the acreage being released from the Mortgage, it being the intent and understanding of the parties hereto that the acreage being released from the Mortgage in the Swap will in no event exceed the acreage being spread to the Mortgage in the Swap in size or value as verified at Lender’s request and at Borrower’s expense by comprehensive appraisals satisfactory to Lender of such acreage being spread and such acreage being released. However, no comprehensive appraisal will be required in connection with any one Swap, or any series of related Swaps, under this Section 2.2 which is, or are, not more than 500 acres in the aggregate, except in the case of a comprehensive appraisal which is required under laws, regulations or rules applicable to Lender.

(b)           Except as set forth in in this Section 2.2, the terms and conditions for a Partial Release under Section 2.1 above will not apply to any Swap; provided, however, that if Borrower desires to exchange like-kind property with a third party but such exchange fails to constitute a Swap because the acreage to be conveyed to Borrower from the third party is less in size or value than the acreage to be conveyed from Borrower to the third party, then the provisions of this Section 2.2 shall apply to that portion of the acreage being conveyed by Borrower to the third party which equals the acreage being conveyed by the third party to Borrower in size and value, and the Partial Release provisions of Section 2.1 above will apply to that portion of the acreage being conveyed by Borrower to the third party which exceeds in size or value the acreage being conveyed by the third party to Borrower.

(c)           A service charge of $1,000 will be payable to Lender for each Swap.  The service charge payable to Lender for any transaction contemplated in Section 2.2(b) above shall not exceed $1,000 in the aggregate.  Borrower shall also pay all reasonable expenses, including third-party legal fees, and fees, taxes and other charges incurred by Lender in connection with the performance of this Section 2.2.

(d)           Notwithstanding the forgoing, the terms and conditions of this Section 2.2 shall not apply if:  (1) an Event of Default shall have occurred and be continuing; (2) the release of the requested release parcel will have a material adverse effect upon the balance of the Security remaining encumbered by the Mortgage together with the property to be spread to the Mortgage; (3) Borrower shall fail to comply with requirements of Section 2.2(a) above or fail to provide an environmental questionnaire and any other information reasonably requested by Lender concerning the acreage to be spread; or (4) Lender shall decide in its sole discretion that the acreage to be spread to be covered by the Mortgage does not meet its then-underwriting standards for loans of the type and quality of the Loans made hereunder.

(e)           At Lender’s request in connection with any one Swap, or any series of unrelated Swaps, under this Section 2.2, which is, or are, more than 500 acres in the aggregate, Borrower shall cause the title insurance company which issued Lender’s Title Policy to issue an endorsement to the Title Policy which is reasonably satisfactory to Lender with respect to the partial release issued by Lender in connection with the Swap.  Borrower shall represent and warrant to Lender that there are no junior liens which have not been approved by Lender in writing affecting any of the Property which is not being released by Lender.  In any such partial release of 500 acres or less, the applicable Borrower acquiring such additional land shall provide evidence that no such junior liens exist which may consist of an affidavit of Borrower or an ownership and encumbrance report from a title company, as determined by Lender and in each case reasonably acceptable to Lender.

3.                                      REPRESENTATIONS AND WARRANTIES.

Borrower hereby jointly and severally represents and warrants to each Co-Lender as follows:

3.1          Financial Statements.  Except for projections, pro formas, estimates and the like, all financial statements and other reports, documents, instruments, information and forms of evidence concerning Borrower or any other fact or circumstance (the “Financial Information”), delivered to Lender in connection with this Agreement, are accurate, correct and sufficiently complete in all material respects to provide Lender true and accurate knowledge of their subject matter, including, without limitation, all material contingent liabilities as defined by GAAP.  Said financial statements, including the related schedules and notes, are to Borrower’s knowledge complete and correct and fairly represent (a) the financial condition of Borrower and its Subsidiaries, as at the respective dates of said balance sheets and (b) the results of the operations and changes in financial position of Borrower and its Subsidiaries, for the fiscal years ended on said dates, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated therein or in the notes thereto) throughout the periods involved.

3.2          No Material Changes.  There has been no material adverse effect as to business, operations, properties, assets or condition, financial or other, of Alico and its Subsidiaries, taken as a whole, subsequent to June 30, 2014.

3.3          Fruit Contracts.  All fruit contracts having a duration of more than twelve (12) months are listed and described in Exhibit B attached hereto.

3.4          [Intentionally Deleted.]

3.5          Licenses. Except where the failure to do so would not reasonably be expected to have a material adverse effect as to the business, operations, properties, assets or condition, financial or otherwise, of Alico and its Subsidiaries, taken as a whole, Borrower possesses and shall continue to possess all governmental licenses, consents, permits and approvals necessary to enable it to carry on its business as now conducted and to own and operate the properties material to its business as now owned and operated, without known conflict with the rights of others.

3.6          Litigation.  There are no actions, suits or proceedings (whether or not purportedly on behalf of or against Borrower or any of its Subsidiaries) pending or, to the knowledge of Borrower, credibly threatened against Borrower or any of its Subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involve any of the transactions herein contemplated or, if determined adverse to such Borrower or its Subsidiaries, is reasonably likely to have a material adverse effect as to the business, operations, properties, assets or condition, financial or other, of Borrower and its Subsidiaries, taken as a whole; and to Borrower’s knowledge, neither Borrower nor any of its Subsidiaries is in default or violation of any law or any rule, regulation, judgment, order, writ, injunction, decree or award of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, with respect to any default or violation which is reasonably likely to have a material adverse effect on the business, operations, properties or condition, financial or other, of Borrower and its Subsidiaries, taken as a whole.

3.7          No Burdensome Provisions.   Neither Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate or legislative restriction or any judgment, order, writ, injunction, decree, award, rule or regulation which materially and adversely affects the business, operations, properties, assets, prospects or condition, financial or other, of Borrower and its Subsidiaries, taken as a whole.

3.8          Compliance with Other Instruments.  Neither the execution and delivery of this Agreement and the Collateral Documents by Borrower, the consummation by Borrower of the transactions herein and therein contemplated, nor compliance by Borrower with the terms, conditions and provisions hereof and thereof and of the Notes or any of the Collateral Documents, will violate any provision of law or rule or regulation thereunder or any order, injunction or decree of any court or other governmental body to which Borrower or any of its Subsidiaries is a party or by which any term thereof is bound, or conflict with or result in a breach of any of the terms, conditions or provisions of the corporate charter or bylaws of Borrower or any of its Subsidiaries or of any material agreement or instrument to which Borrower or any such Subsidiary is bound, or constitute a default thereunder, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of Borrower or any of its Subsidiaries (other than the Lien created by the Collateral Documents).  The execution, delivery and performance by Borrower of this Agreement, and the Collateral Documents or the Notes to which it is a party, is within the powers and authority of such Borrower and has been duly authorized.

3.9          Disclosure.  Neither this Agreement, the Collateral Documents nor any of the exhibits thereto, nor any certificate or other data furnished to Lender in writing by the Borrower in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances in which such statements were made (giving effect to all supplements and updates provided thereto).

3.10        ERISA.  Borrower represents, warrants and covenants that, as of the date hereof, (i) it is acting on its own behalf, it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”) and (ii) the assets of Borrower do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101. Borrower also represents, warrants and covenants that it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets.”

3.11        Regulation U; Use of Proceeds.  Neither Borrower nor any of its Subsidiaries owns or has any present intention of using the Loans to purchase or carry “margin stock” as defined in Regulation U (12 C.F.R., Chapter II, Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”) or to invest in any other person for the purpose of carrying any such “margin stock” or to reduce or retire any indebtedness incurred for that purpose.

3.12        Governmental Action.  No action of, or filing with, any governmental or public body or authority, which has not been obtained by any Borrower, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by such Borrower of this Agreement, the Collateral Documents or the Notes (other than recordation of the Mortgage in the Office of the Clerk of Circuit Court of DeSoto, Charlotte, Collier, Hendry and Polk Counties, Florida, and the filing of financing statements in the Office of the Florida Secured Transaction Registry).

3.13        Hazardous Waste.  Except as disclosed to Lender in writing prior to Closing, neither the real property encumbered by the Mortgage nor any portion thereof, has been or will be used by Borrower, any Subsidiary, or, to Borrower’s knowledge, any tenant of the Security or any portion thereof for the production, release, storage, handling or disposal of hazardous or toxic wastes or materials in, on or beneath any of the Property, other than those pesticides, herbicides and other agricultural and commercial chemicals customarily used in agricultural and commercial operations of the type currently conducted by Borrower in the Security, all of which have been and will be used in accordance with all applicable laws and regulations.

3.14        No Affiliation.  No director, officer, partner, member or stockholder (except to the extent Borrower is listed on a recognized, national stock exchange) of Borrower or of any Subsidiary is an officer or director of Lender or is a relative of an officer or director of Lender within the following categories:  a son, daughter or descendant of either; a stepson, stepdaughter, stepfather, stepmother; father, mother or ancestor of either, or a spouse.  It is expressly understood that for the purpose of determining any of the foregoing relationships, a legally adopted child of a person is considered a child of such person by blood.

3.15        No Foreign Person.  Borrower is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986; provided, however, to the extent any Borrower is neither (i) an entity regulated by the SEC (or is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act), FINRA or the Federal Reserve (a “Regulated Entity”), nor (ii) a wholly-owned subsidiary or wholly-owned affiliate of a Regulated Entity ((i) and (ii) are hereinafter individually and collectively referred to a “Non-Regulated Entity”), then such Non-Regulated Entity Borrower, any partner, member or stockholder of such Non-Regulated Entity Borrower, or any direct or indirect owner of any interest in such Non-Regulated Entity Borrower shall not be or become a “foreign person” under the International Investment and Trade in Services Survey Act, the Agricultural Foreign Investment Disclosure Act of 1978, the Foreign Investments in Real Property Tax Act of 1980, the amendments of such Acts or regulations promulgated pursuant to such Acts..

3.16        Title to Mortgaged Property and Collateral.  Borrower has, to its knowledge, good and marketable title in fee simple to such of the Mortgaged Property (as defined in the Mortgage) as constitutes real property and good and merchantable title to all personal property constituting part of the Security, subject in each case to no Liens other than the Liens in favor of Lender and any Permitted Encumbrances, subject, however, to completion of required transfer applications for Water Permits (as defined in the Mortgage) or other permits acquired from Orange-Co, LP or its subsidiaries.

3.17        Office of Foreign Asset Control.  Borrower represents that, and agrees to furnish MetLife on request evidence confirming that Borrower and any person or entity that directly or indirectly (a) controls Borrower or (b) has an ownership interest in Borrower of twenty-five percent (25%) or more, does not and shall not appear on a U.S. Treasury Office of Foreign Assets Control (“OFAC”) list, with respect to which entering into transactions with such a person or entity would violate OFAC or any other law.

3.18        Additional Representations and Warranties.  As of the date hereof, the representations and warranties contained in Borrower’s Affidavit of even date herewith are true and correct in all material respects.

4.                                      FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES; ADDITIONAL INFORMATION; INSPECTION.

4.1          Financial Statements and Reports.  From and after the date hereof and so long as the applicable Co-Lender shall hold the Notes, Alico shall deliver, or cause to be delivered, to Servicer the following financial information, with respect to Alico and its Subsidiaries, certified to be true and correct by the chief financial officer of Alico, with respect to the financial information of each such entity, on a quarterly basis, and audited on an annual basis:

(a)           within 120 days following the end of each fiscal quarter and fiscal year of Alico and its Subsidiaries, a consolidated profit and loss statement (income statement), a consolidated balance sheet, and a consolidated statement of cash flows;

(b)           within 120 days of the end of each fiscal quarter and fiscal year of Alico, a compliance certificate executed by the President or Chief Financial Officer of Alico, certifying compliance with all restrictive covenants set forth in Section 8 below; and

(c)           such additional information or documentation, including, without limitation, state and federal tax returns, relating to Borrower and any Subsidiaries, or the Security as Lender may reasonably request, by no later than thirty (30) days following such request.

4.2          GAAP.  All financial statements of Alico shall be prepared in accordance with GAAP.

4.3          Review of Books and Records.   Upon not less than five (5) Business Days prior notice, but not more frequently than once each fiscal quarter in the absence of an Event of Default, Lender shall have the right to review Borrower’s and any Subsidiary’s books and records relating to the financial reporting required pursuant to Section 4.1, Borrower shall make available to Lender at Borrower’s office, and shall permit Lender and/or its representatives to examine and copy, such books and records that reflect upon Borrower’s and Subsidiary’s consolidated financial condition and the income and expenses relative to the Mortgaged Property. Unless any such review reveals a material discrepancy in the financial condition (in which case all reasonable out-of-pocket expenses incurred by Lender shall be paid by Borrower within 30 days of Lender’s request therefor) disclosed by such review versus the reported financial condition, the cost of such review shall be borne by Lender.

4.4          Inspection.  Servicer and any Co-Lender shall have the right to visit and inspect, with previous notification, at Servicer’s or Co-Lender’s expense, the Security, all at such reasonable times and as often as Servicer or Co-Lender may reasonably request, to examine the books of account of Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and any of its Subsidiaries with their officers and managers and independent public accountants and any other person dealing with Borrower.  In addition, Servicer’s engineers, contractors and other representatives shall have the right to perform such environmental audits and other environmental examinations of the Security as Servicer deems necessary or advisable from time to time; provided, however, that Servicer has a reasonable belief that there has been a material change to the environmental condition of the Security. If Servicer elects to perform an environmental audit and such audit indicates the possible existence of a recognized environmental condition (other than minor conditions typically associated with enterprises such as the Security) not previously disclosed to Servicer in writing, then Borrower will pay the cost of such audit, together with any subsequent audit or remedial work that may be required to eliminate such condition.  The foregoing shall not be deemed or construed to waive or limit any right or remedy of Servicer under the Unsecured Indemnity.

5.                                      [INTENTIONALLY OMITTED].

6.                                      PAYMENT OF NOTES.

6.1          Interest and Payments.

(a)           Borrower covenants and agrees that the Loans shall bear interest at the Interest Rate specified in each respective Note and that interest shall be payable by Borrower in accordance with the terms of the Notes and as set forth below.  Payments on the Notes shall be made by Borrower to Lender in accordance with the payment instructions set forth in Section 11.5 below.  The Notes are pari passu.  All regularly scheduled interest payments due under the Notes shall be applied pro rata toward all Notes based upon the interest then due under each of the Notes.  Scheduled principal payments due under the Notes shall be applied pro rata to the Notes based upon the principal then due under each of the Notes.  At any time that an Event of Default shall exist, any voluntary prepayment of principal shall be applied as determined by MetLife in its sole discretion, and Borrower may not select any Note or Notes to which such payment shall be applied.

(b)           After the occurrence and during the continuance of any Monetary Default, the overdue principal, interest, fees or other overdue amounts creating the Monetary Default shall bear interest at the Monetary Default Rate calculated from the date such payment was due (giving effect to any grace or cure period provided in the Note or other Loan Document) until paid, and the remaining principal balance of the Loans shall continue to bear interest at the applicable Interest Rate.  After the occurrence and during the continuance of any Non-Monetary Default, then, upon written notice from Servicer to Borrower, the entire principal balance of the Loans shall bear interest at the Non-Monetary Default Rate until such Event of Default is cured or waived in writing by Servicer in accordance with the terms of this Loan Agreement.  If an Event of Default occurs (whether as the result of a Monetary Default or a Non-Monetary Default) and Servicer accelerates the Loans, the entire principal balance of the Loans, and to the extent permitted by applicable law, all overdue interest and other overdue amounts shall bear interest at the Monetary Default Rate from the date of acceleration until such Event of Default is cured (or, if beyond applicable cure period(s), then until all amounts owed to Co-Lenders have been paid in full) or waived in writing by Servicer in accordance with the terms of this Agreement.

(c)           In the event the interest provisions contained herein or in the Notes or Collateral Documents or any exaction provided for herein or in the Notes or Collateral Documents shall result for any reason and at any time during the term of the Loan (defined below) in an effective rate of interest which transcends the limit of the usury or any other law applicable to the Loan, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied on principal immediately upon receipt and effect as though the payor had specifically designated such extra sums to be so applied to principal, and the holder of the Notes shall accept such extra payment or payments as a premium-free prepayment. If any such amounts are in excess of the principal then outstanding, such excess shall be paid to Borrower. In no event shall any agreed-to or actual exaction as consideration for the Loan transcend the limits imposed or provided by the law applicable to this transaction or Borrower in the jurisdictions in which the Security or any other security for payment of the Notes is located for the use or detention of money or for forbearance in seeking its collection.

6.2          Mandatory Principal Payments.  Borrower covenants and agrees that it will pay under each of the Notes commencing on February 1, 2015, and continuing on the first (1st) day of each and every May, August, November and February thereafter through the term of each respective Note, principal payments as follows:

(a)           With respect to the MetLife Fixed Rate Term Note, the amount of One Million Three Hundred Sixty-Four Thousand Three Hundred Sixty-Five and 50/100ths Dollars ($1,364,365.50) each;

(b)           With respect to the NEL Fixed Rate Term Note, the amount of One Hundred Ninety-Eight Thousand One Hundred Thirty-Four and 50/100ths Dollars ($198,134.50) each;

(c)           With respect to the LIBOR Term Loan A, the amount of Four Hundred Six Thousand Two Hundred Fifty and no/100ths Dollars ($406,250.00); and

(d)           With respect to the LIBOR Term Loan B, the amount of Three Hundred Twelve Thousand Five Hundred and no/100ths Dollars ($312,500.00).

A final balloon payment together with all accrued and unpaid interest and any other amounts due from Borrower shall be due and payable under each of the Notes in full on each respective Maturity Date, unless sooner due and payable hereunder or under the Notes.

6.3          Optional Principal Prepayments. Borrower shall have the right, but not the obligation, to prepay the Notes as follows:

(a)           Borrower may prepay portions of the MetLife Fixed Rate Term Note, in amounts not exceeding a total of Thirteen Million Ninety-Seven Thousand Nine Hundred Ten and no/100 Dollars ($13,097,910.00) during any one (1) calendar year, without any prepayment premium.  In determining whether this limit has been reached, all scheduled principal payments during such calendar year shall be included.  Prepayments in excess of this annual limitation, after giving effect to clause (f) of this Section 6.3 as it relates to prepayments within such annual limitation, shall also require payment of the Prepayment Price, as set forth in paragraph (d) below.

(b)           Borrower may prepay portions of the NEL Fixed Rate Term Note, in amounts not exceeding a total of One Million Nine Hundred Two Thousand Ninety and no/100ths Dollars ($1,902,090.00) during any one (1) calendar year, without any prepayment premium.  In determining whether this limit has been reached, all scheduled principal payments during such calendar year shall be included.  Prepayments in excess of this annual limitation, after giving effect to clause (f) of this Section 6.3 as it relates to prepayments within such annual limitation, shall also require payment of the Prepayment Price, as set forth in paragraph (d) below.

(c)           Borrower may prepay all or any part of the LIBOR Term Loan A, the LIBOR Term Loan B, or the RLOC Loan, without any prepayment premium; provided, however, that if Borrower provides less than thirty (30) days’ prior written notice to Servicer of such prepayment, then Borrower shall reimburse Servicer for any LIBOR breakage costs actually incurred by Servicer or any of the Co-Lenders.

(d)           The term “Prepayment Price” shall mean, with respect to the principal amount of any Loan, the greater of (x) par plus 1%, and (y) the sum of the values of (1) each remaining mandatory principal payment prior to the next Interest Rate adjustment date, if any, or maturity, as the case may be, and (2) the principal payment at maturity (if there is an interest rate adjustment date, the entire outstanding principal balance as of such date shall be deemed due and payable closely for purposes of determining the Prepayment Price) (each such mandatory payment and such payment at maturity being herein referred to as a “Payment”) plus the value of all related scheduled interest payments on the Note to be prepaid during the period from the Prepayment Date to the date of each Payment.  The value of each Payment and such related scheduled interest payments shall be determined by discounting, at the applicable Treasury Rate plus fifty (50) basis points, such Payment and such related scheduled interest payments from the respective scheduled payment dates of such Payment and such related scheduled interest payments to the Prepayment Date.  The Treasury Rate with respect to each Payment and such related scheduled interest payments is the yield which shall be imputed, by linear interpolation, from the current weekly yield of those United States Treasury Notes having maturities as close as practicable to the scheduled payment date of the Payment, as published in the most recent Federal Reserve Statistical Release H.15 (519) or any successor publication thereto.

(e)           Notwithstanding the foregoing, no prepayment premium shall be payable if Borrower voluntarily prepays Loans in full, within the thirty (30)-day period immediately preceding the respective Maturity Date of such Loan, and on the date such prepayment is made, Lender has not exercised and is not entitled to exercise its rights to declare the Loan due and payable prior to such Maturity Date.

(f)            Any prepayment on a Loan shall be applied to reduce the next scheduled mandatory principal payment on such Loan.

(g)           Borrower shall pay any unpaid and accrued interest, up to, but not including, the date of such prepayment, on the aggregate principal amount of Loans to be prepaid.

6.4          Prepayment Upon Change of Control.

If a Change of Control Date (as hereinafter defined) occurs, Borrower will, within 10 days after such Change of Control Date, give Lender written notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto.  Upon the occurrence of a Change of Control Date, Borrower will prepay, if so requested by Lender, all of the Loans in their entirety at the Prepayment Price.  Said request (the “Prepayment Notice”) shall be made by Lender in writing not later than the later of (a) sixty (60) days after the Change of Control Date, and (b) fifty (50) days after receipt of notice of the Change of Control Date and said request shall specify the date (also referred to as the “Prepayment Date”) upon which Borrower shall prepay the Loans, which date shall be not less than thirty (30) days nor more than sixty (60) days from the date of the Prepayment Notice.

The term “Change of Control Date” shall mean the first day on which any Person, or group of related Persons, other than the Equity Investors or the Permitted Holders (i) shall acquire beneficial ownership of fifty percent (50%) or more of the Voting Stock or partnership or limited liability interests of Alico; (ii) shall acquire all or substantially all of the assets of Alico and its Subsidiaries, taken as a whole; (iii) shall acquire beneficial ownership of fifty percent (50%) or more of the outstanding Voting Stock or other equity interest of an entity with or into which Alico has merged or consolidated, whether pursuant to a statutory merger or consolidation or otherwise.

6.5          Prepayment Rights.  Borrower acknowledges that it possesses no right to prepay the Loan, except as expressly provided herein.  Borrower further acknowledges and agrees that, except as expressly provided herein, if a Loan is prepaid prior to the respective Maturity Date, for any reason, including, but not limited to, declaration by Lender that the entire Loan is due and payable prior to such Maturity Date by reason of an Event of Default, any such tender of payment of the Loan made by Borrower or by anyone on behalf of Borrower or otherwise, including any tender of payment at any time prior to or at any foreclosure sale or similar proceedings or during any redemption period following foreclosure, or during any federal or state bankruptcy or insolvency proceedings, shall constitute an evasion of the restrictions on prepayment set forth herein, and shall be deemed a voluntary prepayment prior to the Maturity Date requiring payment of the Prepayment Price provided for hereunder, and if Lender receives any such payment without the required Prepayment Price, Lender shall not be required to accept such prepayment; provided that any acceptance of such prepayment without the requisite Prepayment Price shall in no event constitute or be deemed to constitute a waiver by Lender of Borrower’s obligation to pay any Prepayment Price or any other amount provided hereunder in accordance with the terms hereof or any rights and remedies Lender may have under this Agreement, the Notes, the other Collateral Documents, at law or in equity on account of Borrower’s failure to timely pay such prepayment premium as and when required hereunder. To the extent permitted by law, Lender may include in its bid at any foreclosure sale, as part of the indebtedness evidenced by the Collateral Documents, the amount of any Prepayment Price which is payable hereunder.

6.6          Negotiation of Prepayment Price.  Borrower and the Co-Lenders have negotiated the Loans upon the understanding that if any Loan is paid or prepaid prior to its Maturity Date, for any reason, except as expressly provided herein, Lender shall receive the Prepayment Price provided for as liquidated damages providing partial compensation for:  (i) the cost of reinvesting the prepayment proceeds and/or the loss of the contracted rate of return on the Loan; and (ii) the privilege of early payment of the Loan, which Borrower has expressly bargained for and which privilege the Co-Lenders would not have granted to Borrower without the Prepayment Price.  Borrower agrees that the Prepayment Price provided for herein is reasonable and is a reasonable estimate of the Co-Lenders’ loss and damage, and that Borrower’s legal counsel has advised it with respect to the prepayment provisions in this Section 6.  Borrower agrees that Lender shall not be obligated, as a condition subsequent to its receipt of the Prepayment Premium provided for, to actually reinvest all or any part of the amount prepaid in any United States Treasury instruments or obligations or otherwise.

6.7          Application of Prepayments.  If any amounts necessary to prepay any Note in accordance with the terms and provisions hereof are received by Lender after Lender’s established daily deadline for receiving payments, such prepayment shall be deemed to have been made on the next occurring Business Day and Lender shall be entitled to receive interest on the principal being prepaid as would have otherwise been due thereon, and a recalculated Prepayment Price, if applicable, based on the effective date of such prepayment.

6.8          Prepayment in Connection with Excess Interest.  Notwithstanding anything to the contrary set forth in this Agreement or in the Notes or the other Collateral Documents, Lender agrees that no Prepayment Price shall be due and payable in connection with the reduction of the outstanding principal balance of the Loan if payments are received as described in Section 6.1(c).

6.9          Full or Partial Prepayment of Loans in the Event of Casualty Loss or Condemnation.  Notwithstanding anything to the contrary contained in this Agreement, the Notes or the other Collateral Documents, in the event of a Casualty or Condemnation (each as defined in the Mortgage), which results in a partial or full prepayment of the Loan from insurance or condemnation proceeds, such prepayment shall not be subject to the payment of any prepayment premiums, including the Prepayment Price, unless an Event of Default has occurred and remains outstanding.

6.10        General Requirements of Prepayments. Any prepayment otherwise permitted hereunder (other than a prepayment in full, at the applicable Prepayment Price, of all amounts owed by Borrower to Co-Lenders pursuant to this Agreement and any of the Collateral Documents) shall be permitted only if no Event of Default exists, Lender shall have received written notice from Borrower of the amount of such prepayment and the date on which such prepayment will be paid at least five (5) days prior to such date of prepayment and the prepayment shall be paid on such date of prepayment set forth in such notice.

6.11        Interest After Date Fixed for Any Principal Payment or Prepayment.  In the event Borrower shall fail to pay any or all of the Notes or any payment owing in respect thereof according to the terms thereof or hereof on the date fixed for such scheduled principal payment or on the payment date set for any prepayment, then any such amount due but unpaid shall bear interest at the Monetary Default Rate from and after such due date until paid and, so far as may be lawful, any overdue installment of interest shall bear interest at said rate.  Nothing in this subsection shall affect the establishment of an Event of Default with respect to any such non-payment or the rights of Lender arising from any such Event of Default.

6.12        Any Payments on a Non-Business Day.  Whenever any payment is stated to be due on a day that is not a Business Day, that payment may be made on the next succeeding Business Day, and that extension of time will in that case be included in the computation of the payment of interest and fees, as the case may be.

7.                                      AFFIRMATIVE COVENANTS.

Borrower covenants and agrees:

7.1          To Pay Notes. Borrower will punctually pay or cause to be paid the principal and interest (and Prepayment Price, if any) to become due in respect of each of the Notes according to the terms thereof and hereof (inclusive of any other permitted payments of which Borrower has notified Servicer to the extent required hereby).

7.2          [Intentionally Omitted.]

7.3          To Keep Books. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in accordance with generally accepted accounting principles.

7.4          Payment of Taxes; Corporate Existence; Maintenance of Properties.  Borrower will, and will cause all of its Subsidiaries to:

(a)           pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it, its income or profits or its property before the same shall become in default, as well as all lawful claims and liabilities of any kind (including claims and liabilities for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings, such proceedings stay foreclosure of any such Lien and if Borrower or any such Subsidiary shall have set aside on its books reserves in respect thereof (segregated to the extent required by generally accepted accounting principles) deemed adequate in the opinion of Borrower’s managers or other governing body; and

(b)           subject to clause (a) of Section 8.6, do all things necessary to preserve and keep in full force and effect their respective Entity’s existence; provided that Alico shall not be required to preserve the existence of any Subsidiary that is not a Borrower or Guarantor if (i) failure to do so would not reasonably be expected to result in a material adverse effect on the business, operations, properties or condition, financial or other, of Borrower and its Subsidiaries, taken as a whole, and (ii) such Entity’s management shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Entity.

7.5          To Insure.

(a)           Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Security (collectively, the “Insurance”) providing at a minimum the following coverage amounts:

(1)           General liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Security, such insurance to be on the so-called “occurrence” form with a general aggregate limit of not less than $1,000,000.00;

(2)           Catastrophic insurance coverage (“CAT Coverage”) on all citrus trees and crops constituting any part of the Security, together with additional crop insurance (65% buy up) on all Valencia oranges grown in Polk and DeSoto Counties, Florida (collectively with the CAT Coverage, the “Crop and Tree Insurance”); and

(3)           Such other insurance and in such amounts as Lender from time to time may reasonably require, and as is customary in the industry, against such other insurable hazards which at the time are commonly insured against for property and operations similar to the Security, including but not limited to tree and fruit insurance.

(b)           All insurance provided for in this Section 7.5 shall be obtained under valid and enforceable policies (collectively, the “Policies” and individually, a “Policy”), in such forms and, from time to time after the Closing Date, in such amounts as may be satisfactory to Lender (in the exercise of its reasonable judgment), issued by financially sound and responsible insurance companies authorized and admitted to do business in the State of Florida, having a general policy rating of A- or better and a financial class of VII or better, all as determined by AM Best Company, Inc.) or another comparable rating agency if a rating from AM Best Company, Inc. is not available) and otherwise acceptable to Lender in the exercise of its reasonable judgment (each such insurer satisfying the foregoing is referred to below as a “Qualified Insurer”).  Borrower shall furnish Lender with binders or certificates (in either ACORD format 25 and 27 or ACORD format 28) within five (5) Business Days of renewal to be followed by the original Policies promptly following the issuance thereof.  At Servicer’s request, Borrower will authorize their insurance agent to provide Servicer proof of good standing with respect to premium payments.

(c)           Borrower shall not obtain any liability or casualty Policy unless, in each case, such Policy is approved in advance by Lender (which approval shall not be unreasonably withheld, delayed or conditioned), Lender’s interest is included therein as provided in this Agreement, and such Policy is issued by a Qualified Insurer.  With respect to property insurance, Borrower shall cause certificates with respect to each Policy to be delivered to Lender as required in this Section 7.5 and shall make available to Lender for review certified copies of each Policy.  Borrower may provide any Insurance under a blanket policy covering the Property and other property and assets, provided that the blanket policy otherwise meets all requirements of this Agreement and the blanket limit of such property insurance exceeds the cumulative amount of Insurance required hereunder.  Borrower shall provide Lender with the statement of values on file with the insurance carrier, which will be deemed to satisfy Lender’s requirement for proof of allocated limit to the Property.

(d)           All Policies provided for or contemplated by this Section 7.5, shall name Borrower as the insured and Lender as additional insured for any general liability Policy and as a loss payee for any property Policy, as their respective interests may appear.

(e)           All Policies provided for in this Section 7.5 shall contain clauses or endorsements substantially to the effect that:

(1)           No Policy shall be materially changed (other than to increase the coverage provided thereby) or cancelled without at least thirty (30) days’ prior written notice to Lender and any other party named therein as an insured; and

(2)           Each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration.

(f)            If at any time Lender is not in receipt of written evidence that all Insurance required hereunder is in full force and effect, Lender shall have the right (but not the obligation), upon five (5) Business Days prior written notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property and the Security, including the obtaining of such Insurance as Lender, in its reasonable discretion, deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such Insurance and keeping it in effect shall be paid by Borrower to Lender within thirty (30) days, and until paid shall constitute part of the Obligations, shall be secured by the Collateral Documents and shall bear interest at the Applicable Default Rate until paid in full.

(g)           All Insurance (as applicable) and all renewals thereof shall contain, in form and substance acceptable to Lender, a standard “Waiver of Subrogation” endorsement, and an endorsement providing that in the event that the Insurance is voided as to Borrower by reason of any act, failure to act or negligence by Borrower, or any violation by Borrower of warranties, declarations, or conditions, such Insurance shall continue for the benefit of Lender.

(h)           Borrower shall at all times maintain in full force and effect policies providing insurance against loss or damage to all of the citrus trees on the Security and the crops growing thereon from time to time as more particularly set forth in Section 7.5(a)(2), above.  Such policies shall contain such coverages, terms and conditions, in such amounts, as Lender may specify in its reasonable discretion and shall name Lender as loss payee, as allowable by the Federal Crop Insurance Program managed by the USDA Risk Management Agency.  Promptly after the annual or other renewal, replacement, or modification of any Crop and Tree Insurance policy required under Section 7.5(a)(2), Borrower shall execute and deliver to Lender (or such other party as Servicer shall direct) an assignment of indemnity for such policy with an acknowledgment by the insurer (an “Assignment of Indemnity”); provided, however, during the term that the Intercreditor Agreement is in effect, all Assignments of Indemnity for policies covering Crops, as defined in the Intercreditor Agreement, shall be in favor of, and delivered to, Rabo Agrifinance, Inc., and all Assignments of Indemnity for other Crop and Tree Insurance policies covering shall be in favor of, and delivered to Lender (or such other party as Servicer shall direct).

7.6          Separation of Tax Parcel.  If reasonably required by Lender at any time prior to repayment of the Loan, Borrower will cause the Mortgaged Real Property to be separately assessed for ad valorem or similar tax assessment purposes by any municipality and/or county having tax assessment authority over the Mortgaged Real Property, so that the Mortgaged Real Property will not be assessed in combination with any other property which is not encumbered by the Mortgage.

7.7          [Intentionally omitted.]

7.8          [Intentionally omitted.]

7.9          Additional Lands. As and when Borrower acquires additional land within boundaries of either of the specific orange grove development communities referred to as Joshua Grove (located in the northeastern portion of DeSoto County, Florida), or Bermont Grove (located in Charlotte County, Florida), which groves and boundaries are depicted on Exhibit C attached hereto, then upon the occurrence of any such acquisitions, Borrower shall grant to Lender a first-priority lien and mortgage on such additional land, together with a title insurance policy or policies satisfactory to Servicer.

7.10        Suppression Plan.  Borrower shall take customary steps reasonably necessary to minimize, eliminate and eradicate disease threats, including but not limited to greening and canker.  In connection therewith, Borrower shall adopt and follow a reasonable suppression plan setting forth practices and protocols for minimizing, eliminating and eradicating any such disease threats.  Borrower shall provide to Servicer upon request from time to time (a) a copy of the current version of such suppression plan, and (b) a report of the number of citrus trees within the real property constituting the Security removed and the number of citrus trees reset since the date of the last report delivered to Lender.   Borrower shall not have any obligation to provide copies of such plan or report unless and until requested by Servicer.

7.11        To Pay Unused Commitment Fee.  Borrower shall pay to Servicer (allocable to and for the benefit of the holder of the RLOC Note) an annual unused commitment fee equal to twenty-five (25) basis points multiplied by the difference between (a) $25,000,000.00 and (b) the annual average daily outstanding principal amount owed under the RLOC Note for the year for which such fee is to be paid (the “RLOC Unused Commitment Fee”).  The RLOC Unused Commitment Fee shall be calculated on February 5th of each year, commencing February 5,

2015, for the preceding calendar year and shall be due and payable on the date that is fifteen (15) Business Days after February 5th of each year.  The RLOC Unused Commitment Fee with respect to any partial year shall be prorated to the number of days in the entire year.

7.12        Care of Security.

(a)           Borrower shall preserve and maintain the Security in good condition and repair; reasonable and ordinary wear and tear excepted.

(b)           Borrower shall provide Lender copies of all fruit contracts entered into subsequent to the Closing Date, calling for aggregate payments in excess of $1,000,000.00.

7.13        Guaranties from Additional Subsidiaries.  Borrower shall obtain for the benefit of Co-Lenders a guaranty (in form and substance satisfactory to Servicer) of the Loans from each and every domestic Subsidiary that is formed or acquired after the Closing Date that is a Material Subsidiary (except, with Servicer’s prior written consent in Servicer’s sole discretion, Subsidiaries acquired by Borrower following Closing and which have Acquired Indebtedness the terms of which prohibit such Subsidiary or any Subsidiary thereof from executing and delivering such a Guaranty).  The foregoing notwithstanding, no guaranty shall be required from 734 Citrus Holdings, LLC, a Florida limited liability company, or any of its subsidiaries, or any subsidiary formed solely for the purpose of holding the stock or assets of Silver Nip Citrus, collectively,  “Silver Nip”), provided that (a) existing debt instruments of Silver Nip in favor of Prudential Mortgage Capital Company, LLC, prohibit the guaranty of the Loans, (b) Silver Nip shall become a Guarantor upon termination of such debt instruments, and (c) so long as Silver Nip is not a Guarantor, neither Borrower nor any Subsidiary, nor any Guarantor, shall transfer any assets to Silver Nip without the prior written consent of Lender, which consent shall not be unreasonably withheld.  Borrower represents that, to its knowledge after conducting customary due diligence, as of the date of this Agreement 734 Citrus Holdings, LLC is the sole owner of the citrus operation known as Silver Nip Citrus.

7.14        Notice of Change of Status.  Borrower agrees that it shall notify Servicer upon the occurrence of any of the following:

(a)           Within thirty (30) days, upon commencement of any litigation including any arbitration or mediation or of any proceedings before any governmental agency, which, if determined adverse to such Borrower or its Subsidiaries, is reasonably likely to have a material adverse effect as to the business, operations, properties, assets or condition, financial or other, of Borrower and its Subsidiaries, taken as a whole; or

(b)           Within five (5) Business Days, upon receipt by Borrower or any Subsidiary of any notice of, or the occurrence of any event constituting (or any event which with the giving of notice or the passage of time, or both, would constitute) a default under any material contract for the sale of fruit grown on the Property which is reasonably likely to have a material adverse effect as to the business, operations, properties, assets or condition, financial or other, of Borrower and its Subsidiaries, taken as a whole.

8.                                      RESTRICTIVE COVENANTS.

Borrower each jointly and severally covenant and agree that so long as the Notes (or any of them) shall be outstanding:

8.1                               Debt Service Coverage Ratio. The Borrower shall at all times maintain a Debt Service Coverage Ratio of not less than 1.10 to 1.00, as determined to the satisfaction of Lender in accordance with the definitions set forth herein and in accordance with GAAP, which ratio shall be tested as of September 30 of each year, commencing September 30, 2015.

8.2                               Tangible Net Worth.  From and after March 30, 2015, Consolidated Tangible Net Worth shall not be less than the sum of $160,000,000.00, increased on and as of October 1 of each year, commencing October 1, 2015, by an amount equal to ten percent (10%) of Consolidated Net Income for the immediately preceding fiscal year, but which amount shall not be decreased in the event of a Consolidated Net Loss for any fiscal year.  The amount of Consolidated Tangible Net Worth shall be tested and reported to Lender as of the last day of each fiscal quarter.

8.3                               Current Ratio.  Borrower shall at all times maintain a Consolidated Current Ratio of not less than 1.50 to 1.00, which ratio shall be tested as of the last day of each fiscal quarter.

8.4                               Debt to Total Assets Ratio.  Borrower shall at all times maintain a ratio of Consolidated Debt to Consolidated Total Assets of not greater than 0.625 to 1.000, which ratio shall be tested as of the last day of each fiscal quarter.  For purposes of computing this ratio, the terms Consolidated Debt and Consolidated Total Assets shall not be deemed to include any assets or liabilities required to be shown on the books of Alico as a result of the Terra Land Sale.

8.5                               Restricted Payments.  Borrower will not, and will not permit any Subsidiary, Affiliate or Guarantor to directly or indirectly, make any Restricted Payment or incur any liability to make any Restricted Payment unless, immediately before and after giving effect to such action:  (a) there shall not exist any Event of Default or event which, with the giving of notice or lapse of time or both, would become an Event of Default; or (b) the making of such Restricted Payment shall have no material effect upon Borrower’s ability to fund all payments of principal and interest to become due under the Notes or this Agreement during the following twelve (12) months from net cash flow or from cash on hand or in banks.

8.6                               Merger, Consolidation, Sale or Lease.

(a)                                 Neither Borrower nor any of Guarantor will consolidate with or merge into any Person, or permit any Person to merge into it, or sell, transfer or otherwise dispose of all or substantially all of its properties and assets, unless:

(1)                                 the successor formed by or resulting from such consolidation or merger or the transferee to which such sale, transfer or other disposition shall be made shall be a solvent entity duly organized and existing under the laws of the United States of America or any State thereof, and duly authorized to transact business in the State of Florida;

(2)                                 the due and punctual performance and observance of all the obligations, terms, covenants, agreements and conditions of this Agreement, the Collateral Documents and the Notes to be performed or observed by Borrower or any Guarantor, as applicable, shall, by written instrument furnished to the holder of the Notes, be expressly assumed by such successor or transferee; and

(3)                                 at the time of such transaction and assumption, and immediately after giving effect thereto, no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing.

(b)                                 Notwithstanding anything to the contrary in this Section 8.6, the direct or indirect ownership of Borrower or Guarantor shall not be changed in any manner, and no portion thereof or interest therein shall be directly or indirectly assigned, pledged or transferred in any manner, in each case which affects or may affect such ownership by more than twenty-five percent (25%) of any individual entity, whether voluntarily or by operation of law, without in each case the prior written reasonable consent of Servicer.  The restriction set forth in this Section 8.6(b) shall not be deemed to prohibit assignments, pledges or transfers of ownership interests in publicly-traded entities.

(c)                                  Borrower shall not sell, convey, assign, lease, mortgage, encumber, pledge or otherwise transfer the Security, or any portion thereof or any interest therein, in whole or in part, to any other party, whether voluntarily or by operation of law or otherwise (except as otherwise expressly permitted by this Agreement); provided that this Section 8.6(c) shall not prohibit (i) the purchase and sale of inventory in the ordinary course of business by Borrower or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by Borrower or any Subsidiary, (iii) the sale of surplus, obsolete or worn-out equipment or other property in the ordinary course of business by Borrower or any Subsidiary, (iv) the sale or transfer of encumbered fixtures or equipment provided that such sales or transfers are replaced with fixtures and equipment with equivalent or greater value and further provided such replacement equipment is and remains free and clear of all other liens, other than the liens in favor of Servicer, including vendor’s liens, or (v) the sale of any investments described in Section 8.9(a)—(g) in the ordinary course of business.

(d)                                 [Intentionally Omitted].

(e)                                  Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to establish the existence of an Event of Default in any violation of any of the terms and conditions of clauses (a) through (c) of this Section 8.6.  This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer in violation of such clauses of this Section, regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.  Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Collateral made in contravention of clauses (a) through (d) of this Section shall constitute an Event of Default and at the option of Lender, shall be null and void and of no force and effect.

8.7                               Transactions with Affiliates.  Borrower will not, and will not permit any Subsidiary to, engage in any transaction with an Affiliate on terms more favorable to the Affiliate than would have been obtainable in arm’s-length dealing in the ordinary course of business with a Person not an Affiliate (excluding Restricted Payments permitted hereunder).  Borrower hereby agrees that, to the extent there are any inter-company loans involving Borrower and/or any Subsidiary on a date on which an Event of Default exists, no payment of any amounts owing in connection therewith may be made until the earlier of Lender’s written waiver or acceptance of a cure of such Event of Default, or the repayment in full of all amounts owing to Lender in connection with the Loan.  To the extent any amounts are received in any manner whatsoever in connection with such inter-company loans by an obligee thereof during the period described in the immediately preceding sentence, such amounts shall be held in trust for and paid over to Lender until Lender is in receipt of all amounts owing to Lender in connection with the Loan. The acquisition of Silver Nip and related transactions necessary to effect such acquisition shall not be prohibited by this Section 8.7.

8.8                               Encumbrances on and Transfers of the Collateral.

(a)                                 Except for Permitted Encumbrances, Borrower will not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien on any of the Security or any interest therein.

(b)                                 Except as expressly permitted by this Agreement, Borrower will not sell, convey, lease, assign or otherwise transfer all or any of the Security or any interest therein whether voluntarily or by operation of law.

8.9                               Investments.  If an Event of Default shall have occurred and be continuing or if immediately after giving effect to such investment, an Event of Default shall have occurred and be continuing, Borrower shall not, and shall cause its Subsidiaries to not, make any investment except for:

(a)                                 investments in or loans to Borrower or any Guarantor, or wholly owned Subsidiaries of Borrower or any Guarantor;

(b)                                 direct obligations of or obligations unconditionally guaranteed by the United States of America and maturing within one (1) year from the date of acquisition;

(c)                                  commercial paper maturing no more than two hundred seventy (270) days from the date of issuance which is rated as least P-2 or A-2 by Moody’s or Standard & Poor’s;

(d)                                 certificates of deposit issued by commercial banks located in the United States having “investment grade” ratings from a major rating agency and having capital, surplus and undivided profits aggregating at least $250,000,000.00;

(e)                                  investments in assets which are used by Borrower or any Subsidiary of Borrower in the ordinary course of business;

(f)                                   money market funds; or

(g)                                  loans to Affiliates that comply with the terms of Section 8.7.

(h)                                 investments to the extent that the consideration for any such investment is common equity shares of Alico (and cash in lieu of fractional shares); provided, however, that no such investment may be made if such investment would create, result in, or constitute an Event of Default or the occurrence of a Change of Control Date;

9.                                      DEFINITIONS.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

“Acquired Indebtedness” means Debt of a Subsidiary acquired on or after the Closing Date, or a person merged or consolidated with a Borrower or any Subsidiary on or after the Closing Date, and Debt otherwise assumed by any Borrower or any Subsidiary in connection with the acquisition of assets or equity interests, where such acquisition, merger or consolidation is not prohibited by this Agreement; provided, that such Debt shall have been in existence prior to the respective acquisition of assets or equity interests and shall not have been incurred in contemplation thereof or in connection therewith (provided that no modification, amendment or waiver of the terms of such Debt in contemplation thereof or in connection therewith shall be deemed to be an incurrence in contemplation thereof or in connection therewith, other than a modification or amendment creating a prohibition or restriction on the guaranty by such Subsidiary of the Debt of another Person).

“Affiliate” means any Person which, directly or indirectly, controls or is controlled by or is under common control with either or both of Borrower or any Subsidiary. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” is defined in the preamble to this Agreement.

“ALDI” is defined in the preamble to this Agreement.

“Alico” is defined in the preamble to this Agreement.

“Alico-Agri” is defined in the preamble to this Agreement.

“Alico Fruit” is defined in the preamble to this Agreement.

“Amended and Restated Mortgage” is defined in Section 1.4 of this Agreement.

“Applicable Default Rate” means the Monetary Default Rate or the Non-Monetary Default Rate, as the case may be, applicable to all or a portion of each Note, as set forth in Section 6.1(b) hereof, after the occurrence of and during the continuance of a Monetary Default or a Non-Monetary Default hereunder.

“Assignment of Contracts” is defined in Section 1.4 of this Agreement.

“Assignment of Permits” is defined in Section 1.4 of this Agreement.

“Borrower” is defined in the preamble to this Agreement.

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the applicable laws of the State of Florida, or are in fact closed in the State of Florida.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change of Control Date” is defined in Section 6.4 of this Agreement.

“Citrus Nursery” is defined in the preamble to this Agreement

“Closing” means the execution and delivery of this Agreement and the other Collateral Documents.

“Closing Date” means the date of this Agreement.

“Co-Lenders” is defined in the preamble to this Agreement.

“Collateral” means all property and assets, and proceeds thereof, subjected, or intended to be subjected, at any time to the Liens of any of the Collateral Documents.

“Collateral Documents” is defined in Section 1.4 of this Agreement.

“Consolidated Current Ratio” means the ratio of Current Assets to Current Liabilities, computed on a consolidated basis.

“Consolidated Debt” means all Debt shown on the consolidated balance sheet of Alico and its Subsidiaries.

“Consolidated EBITDA” shall mean for any period, the total of the following, each calculated without duplication for the Borrower and its Subsidiaries for such period: (i) net income; plus (ii) any provision for (or less any benefit from) income taxes included in determining such net income; plus (iii) interest expense deducted in determining such net income; plus (iv) amortization and depreciation expense deducted in determining such net income; minus (v) cash dividends paid; minus (vi) extraordinary income; minus (vii) gains from the sale of assets (excluding any gains from the sale of assets in the ordinary course of business); plus (viii) cash proceeds from sale of assets; plus (ix) collections of mortgages and notes receivable; and plus (x) any non-cash extraordinary losses.

“Consolidated Net Income” means the net income of Alico and its consolidated Subsidiaries for a fiscal year, after eliminating inter-company items, all as consolidated and determined in accordance with GAAP.

“Consolidated Net Loss” means any net loss incurred by Alico and its consolidated Subsidiaries for a fiscal year, after eliminating inter-company items, all as consolidated and determined in accordance with GAAP.

Consolidated Tangible Assets” means, as of the date of determination thereof, the total of all assets of Alico and its consolidated subsidiaries which would appear on the asset side of the consolidated balance sheet of Alico prepared in accordance with GAAP, less (without duplication of deductions) the sum of the following:

(a)                                 the amount at which intangible assets (such as patents, patent rights, trademarks, trademark rights, trade names, copyrights, licenses, goodwill, or other items treated as intangible under GAAP) are carried on such balance sheet;

(b)                                 deferred income taxes and other deferred credits or items appearing on said balance sheet as non-current liabilities and not otherwise deducted from such assets;

(c)                                  depreciation and asset valuation reserves;

(d)                                 the amount, if any, at which any of the ownership interests of Alico and its Subsidiaries appear on the asset side of such balance sheet; and

(e)                                  all restricted investments of Alico and its Subsidiaries.

“Consolidated Tangible Net Worth” means the aggregate amount of total shareholders’ equity as determined from the consolidated balance sheet of Alico and its consolidated subsidiaries, prepared in accordance with GAAP, less the net book value of all assets of Borrower and its Subsidiaries which would be treated as intangibles under GAAP, including, without limitation, deferred charges, franchise rights, non-compete agreements, goodwill, unamortized debt discount, patents, patent applications, trademarks, trade names, copyrights, licenses and premiums on purchased assets.

“Consolidated Total Assets” means the aggregate of, as of the date of determination thereof, all assets shown on the consolidated balance sheet of Alico and its consolidated subsidiaries.

“Consolidated Total Liabilities” means, as of the date of determination thereof, the aggregate of all liabilities which in accordance with GAAP would be so classified and appear as liabilities on the consolidated balance sheet of Alico and its consolidated subsidiaries.

“Crop Financing” means financing for purposes of payment of expenses incurred in the production of Crops.

“Crops” has the meaning set forth in the Intercreditor Agreement.

“Current Assets” means, as of the date of determination thereof, the aggregate of all assets which in accordance with GAAP would be so classified and appear as current assets on the consolidated balance sheet of Alico and its consolidated subsidiaries.

“Current Liabilities” means, as of the date of determination thereof, the aggregate of all liabilities which in accordance with GAAP would be so classified and appear as current liabilities on the consolidated balance sheet of Alico and its consolidated subsidiaries.

“Debt” means, at any time, with respect to any Person, without duplication:

(a)                                 All obligations of such Person for borrowed money (including, without limitation, all obligations of such Person evidenced by any debenture, bond, note, commercial paper or Security, but also including all such obligations for borrowed money not so evidenced);

(b)                                 All obligations of such Person, to pay the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreements, provided that trade or accounts payable incurred in the ordinary course of business of such Person shall be excluded from this clause (b);

(c)                                  All Capital Lease obligations of such Person;

(d)                                 All obligations for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such obligations have been assumed by such Person or recourse in respect thereof is available against such Person);

(e)                                  All reimbursement obligations under any letter of credit or instruments serving a similar function issued or affected for its account; and

(f)                                   All obligations of such person pursuant to any judgment or order issued by a court of any settlement of any litigation.

(g)                                  Debt of a Person shall include all obligations of such Person of the character described in clause (a) through clause (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Debt Service Coverage Ratio” shall mean the ratio of (i) Consolidated EBITDA for the fiscal year being measured, to (ii) interest expense calculated without duplication for Borrower and its Subsidiaries for such period, plus the current portion of any long-term debt, excluding any amounts due upon the final maturity of such long-term debt, of Borrower and its Subsidiaries calculated without duplication, as of such date of calculation.

“Discount Date” is defined in Section 6.3(d) of this Agreement.

“Entity” means a corporation, limited liability company, partnership, joint venture, trust or any other organization, or an unincorporated organization or a government or any agency or political subdivision thereof.

“Equity Investors” means 734 Investors, LLC and its members.

“ERISA” has the meaning specified in Section 3.10.

“Events of Default” has the meaning specified in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Credit Agreement” is defined in the recitals to this Agreement.

“Financial Information” is defined in Section 3.1 of this Agreement.

“GAAP” means, as to a particular Entity and at a particular time of determination, such accounting principles as, in the opinion of the independent public accountants regularly employed by such Entity, conform at such time of determination to generally accepted accounting principles.

“Guarantor” means any domestic Material Subsidiary that is required under Section 7.13 to guaranty the loans or any entity that does, in fact, guaranty the Loans.

“Guaranty” means any agreement or undertaking by any Person to guarantee all or any portion of the Loans given to one or more Co-Lenders by a Guarantor.

“Insurance” is defined in Section 7.5 of this Agreement.

“Insurance Premiums” is defined in Section 7.5(b) of this Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement executed of even date herewith between and among MetLife, Rabo and NEL.

“Interest Rate” means the interest rate or rates specified from time to time in each respective Note.

“Lender” is defined in the preamble to this Agreement.

“LIBOR Term Loan A” is defined in Section 1.1 of this Agreement.

“LIBOR Term Loan B” is defined in Section 1.1 of this Agreement.

“LIBOR Term Maturity Date” means November 1, 2029.

“LIBOR Term Note A” is defined in Section 1.2(c) of this Agreement.

“LIBOR Term Note B” is defined in Section 1.2(d) of this Agreement.

“Lien” means any mortgage, lien, pledge, security interest, encumbrance or charge of any kind, whether or not consensual, any conditional sale or other title retention agreement or any Capital Lease.

“Loan Documents” means this Agreement, the Collateral Documents, the Guaranty and any other guaranties related to the obligations hereunder, the Unsecured Indemnity, and any Notes.

“Loans” is defined in Section 1.1 of this Agreement.

“Maintenance Capital Expenditures” shall mean, for any period calculated without duplication, the aggregate cost incurred during such period in connection with the maintenance, restoration or replacement of capital assets in the ordinary course of business as documented satisfactorily to the Lender.

“Margin Stock” is defined in Section 3.11 of this Agreement.

“Material Subsidiary” means any Subsidiary that, as of the last day of the fiscal quarter of Alico most recently ended, had assets with a value in excess of 10% of the Consolidated Total Assets.

“Maturity Date” means any or all of the MetLife Fixed Term Maturity Date, the NEL Fixed Term Maturity Date, the LIBOR Term Maturity Date and/or the RLOC Maturity Date, as the context may require.

“Maximum Lawful Rate” means the maximum non-usurious interest rate that at any time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Notes and as provided for herein or the other Loan Documents under the laws of the State of Florida or under the laws of such other state(s) whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Met Fixed Rate Term Note” is defined in Section 1.2(a) of this Agreement.

“MetLife” is defined in the preamble to this Agreement.

“MetLife Fixed Rate Term Loan” is defined in Section 1.1 of this Agreement.

“MetLife Fixed Term Maturity Date” means November 1, 2029.

“Monetary Default” means the failure of Borrower to pay any principal, interest, or other sum due under the Notes, this Agreement, or any other Loan Document when due without regard to any grace or cure period contained herein on in any other applicable Loan Document.

“Monetary Default Rate” means the lesser of the Maximum Lawful Rate or Fifteen Percent (15%) per annum.

“Mortgage” is defined in Section 1.4 of this Agreement.

“NEL” is defined in the preamble to this Agreement.

“NEL Fixed Rate Term Loan” is defined in Section 1.1 of this Agreement.

“NEL Fixed Rate Term Note” is defined in Section 1.2(b) of this Agreement.

“NEL Fixed Term Maturity Date” means November 1, 2029.

“New Mortgage” is defined in Section 1.4 of this Agreement.

“Non-Monetary Default” means any Event of Default described herein or in any other Loan Document other than a Monetary Default.

“Non-Monetary Default Rate” means the lesser of the Maximum Lawful Rate or Five Percent (5%) per annum over the then applicable Interest Rate.

“Note” and “Notes” are defined in Section 1.2 of this Agreement.

“Notices” is defined in Section 11.6 of this Agreement.

“OFAC” is defined in Section 3.18 of this Agreement.

“Original Borrowers” is defined in the recitals to this Agreement.

“Original Credit Documents” is defined in Section 1.9 of this Agreement.

“Original Loans” is defined in the recitals to this Agreement.

“Origination Fee” is defined in Section 11.2 of this Agreement.

“Permitted Encumbrances” shall be defined as set forth in the Mortgage.

“Permitted Holders” means, collectively, (a) Remy W. Trafelet, (b) The 734 2008 Trust U/T/A October 2, 2008; provided John Cleary has sole voting and investment control over such trust, and (c) George R. Brokaw; in each case together with any trust or trusts established for the benefit of any individual Permitted Holder or the benefit of any family member (including his spouse, descendants, spouses of his descendants, and the estates of any of them) of any individual Permitted Holder; provided such individual Permitted Holder has sole voting and investment control over each such trust.

“Permitted Operating Lien” means collectively, all liens granted pursuant to that certain Credit Agreement, dated as of even date herewith, by and between Borrower and Rabo, as lender (as amended, restated, supplemented or otherwise modified from time to time, excluding any amendment, restatement, supplementation or modification that extends the duration or increases the amount of the credit provided thereby, collectively, the “RAF Credit Agreement”), and any liens securing indebtedness refinancing, extending or renewing the RAF Credit Agreement or otherwise providing similar credit to the Borrowers that is reasonably satisfactory to Servicer and subject to an intercreditor agreement reasonably satisfactory to Servicer.

“Person” includes an individual or any Entity.

“Plan” is defined in Section 3.10 of this Agreement.

“Plant World” is defined in the preamble to this Agreement.

“Policies” and “Policy” are defined in Section 7.5(b) of this Agreement.

“Prepayment Date” is defined in Section 6.4 of this Agreement.

“Prepayment Notice” is defined in Section 6.4 of this Agreement.

“Prepayment Price” is defined in Section 6.3(d) of this Agreement.

“Property” means the land encumbered by the Mortgage from time to time.

“Qualified Insurer” is defined in Section 7.5(b) of this Agreement.

“Rabo” is defined in the preamble to this Agreement.

“Release Price” is defined in Section 2.1(b) of this Agreement.

“Required Lenders” means, at any time, Co-Lenders having (i) Loans outstanding, (ii) and any (ii) commitments to make Loans, that taken together, represent more than 50% of the sum of all (A) Loans outstanding and (B) such commitments to make Loans at such time.

“Restricted Payment” shall mean any direct or indirect dividend or other distribution (in cash, stock or in any other form of property) or any repurchase or redemption of capital stock or other applicable ownership interest.

“RLOC Loan” is defined in Section 1.1 of this Agreement.

“RLOC Maturity Date” means November 1, 2019.

“RLOC Note” is defined in Section 1.2(e) of this Agreement.

“RLOC Unused Commitment Fee” is defined in Section 7.11 of this Agreement.

“Security” shall have the same meaning set forth in Section 1.4.

“Servicer” is defined in the preamble to this Agreement.

“Subsidiary” means any Entity at least a majority of whose outstanding stock or membership or other equity interests having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such Entity (other than stock having such power only by reason of the happening of a contingency) shall at the time be owned directly or indirectly by Alico.

“Swap” is defined in Section 2.2(a) of this Agreement.

“Terra Land Sale” means that certain real property sale transaction between Borrower and Terra Land Company, closed on or about November 21, 2014.

“Title Policy” is defined in Section 2.1(f) of this Agreement.

“Treasury Rate” is defined in Section 6.3(d) of this Agreement.

“Unsecured Indemnity” is defined in Section 1.4 of this Agreement.

All accounting terms used herein and not expressly defined in this Agreement shall have the meanings respectively given to them in accordance with GAAP as it exists at the date of applicability thereof.

10.                               DEFAULTS AND REMEDIES.

10.1                        Events of Default; Acceleration.  If one or more of the following events (herein called “Events of Default”) shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                 default in the payment of any interest upon, or any scheduled installment payment of principal under, any of the Notes when such interest or installment payment becomes due and payable which default in payment remains outstanding for five (5) Business Days; or

(b)                                 default in the payment of principal of (and Prepayment Price, if any, on) any of the Notes when and as the same shall become due and payable, whether at maturity or at a date fixed for principal payment or prepayment (including, without limitation, a principal payment or prepayment as provided in Section 6), or by acceleration or otherwise, but not including any scheduled quarterly installment payment of principal which is addressed in subsection (a) above in this Section 10.1; or

(c)                                  default in the performance or observance of any other covenant, agreement or condition contained herein, or in any of the Notes or the Mortgage, or any other document or instrument relating to the Loan, and such non-monetary default shall not have been cured on or before the expiration of thirty (30) days after written notice thereof is sent by Lender to Borrower; provided, however, that if due to its nature any such default is not susceptible of cure within thirty (30) days, then the same shall not constitute an Event of Default if Borrower has promptly instituted steps to cure such default and the same is cured within a reasonable time, not to exceed six (6) months after notice in any event; or

(d)                                 Borrower or any Guarantor shall file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or an answer consenting to, admitting the material allegations of or otherwise not controverting, or shall fail to timely controvert, a petition filed against Borrower or such Guarantor seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or Borrower or any Guarantor shall file such a petition or answer with respect to relief under the provisions of any other now existing or future bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of Entities or an arrangement, composition, extension or adjustment with creditors; or

(e)                                  a court of competent jurisdiction shall enter an order for relief which is not stayed within sixty (60) days from the date of entry thereof against Borrower or any Guarantor under Title 11 of the United States Code, as now constituted or hereafter amended; or there shall be entered an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed within sixty (60) days from the date of entry thereof adjudging Borrower or any Guarantor a bankrupt or insolvent, or ordering relief against Borrower or any Guarantor, or approving as properly filed a petition seeking relief against Borrower or any Guarantor, under the provisions of any other now existing or future bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of Entities or an arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee, custodian or similar official of Borrower or any Guarantor, or of any substantial part of the property of any of them, or ordering the reorganization, winding-up or liquidation of the affairs of any of them; or any involuntary petition against Borrower or any Guarantor seeking any of the relief specified in this clause shall not be dismissed within sixty (60) days of its filing; or

(f)                                   Borrower or any Guarantor shall make a general assignment for the benefit of its creditors; or Borrower or any Guarantor shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee, custodian or similar official of Borrower or such Guarantor or of all or any substantial part of the property of any of them; or Borrower or any Guarantor shall have admitted to its insolvency or inability to pay, or shall have failed to pay, its debts generally as such debts become due; or Borrower or any Guarantor, or their respective directors or majority members shall take any action to dissolve or liquidate any Borrower Guarantor (it being understood that any merger of, or sale of interest in, any Borrower or Guarantor permitted under Section 8.4(a) shall not be considered to be a dissolution or liquidation under this Section 10.1(f); or

(g)                                  Borrower or any Guarantor shall (1) engage in any non-exempted “prohibited transaction,” as defined in Sections 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, involving any Plan, or (2) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan, if the occurrences described in either (1) or (2) could reasonably be expected to result in liability of Borrower or any Subsidiary in an aggregate amount exceeding $5,000,000.00; or

(h)                                 any representation or warranty made by Borrower in Section 3 hereof or by Borrower or Guarantor in any Collateral Document or in any certificate or instrument furnished in connection therewith shall prove to have been false or misleading in any material respect as of the date made; or

(i)                                     the dissolution of Borrower or of Guarantor, whether by operation of law or otherwise (other than for failure to timely file annual reports, if such reports are filed and the applicable Borrower or Guarantor is re-instated within ten (10) days after written notice thereof is sent by Lender to Borrower); or

(j)                                    if any Guaranty is terminated or any Guarantor attempts to withdraw, cancel or disclaim any Guaranty; or

(k)                                 if any default or event of default occurs (after applicable notice and cure period(s)) under any other agreement or obligation of Borrower or any Guarantor, to Lender, or with respect to any other loan from Lender to Borrower or any Guarantor, or any other agreement between Lender and Borrower or any Guarantor; or

(l)                                     if any event or condition occurs that enables or permits (with all applicable grace periods having expired) the holder or holders of any indebtedness in excess of $17,500,000.00 of Borrower or any Guarantor to cause such indebtedness to become due, and if such indebtedness is not discharged or such event or condition has not been cured on or before the expiration of ten (10)  Business Days from the occurrence thereof;

then, at the option of Servicer, the entire outstanding principal amount of the Notes, together with (1) all accrued but unpaid interest on the outstanding principal amount of the Notes, (2) an amount equal to the Prepayment Price (except that, for purposes of such computation, the Prepayment Date shall be deemed to be the date upon which the holder of the Notes shall have declared the Notes to be due and payable) and (3) accrued interest on all of the foregoing computed at the Default Rate from and after the date of the Event of Default, shall, at Lender’s option, immediately become due and payable without notice or demand to Borrower.

Borrower shall be obligated to notify Lender, in accordance with Section 11.6 below, immediately upon the occurrence of any event, act or omission constituting an Event of Default, other than an Event of Default pursuant to paragraphs 10.1(a) or (b) above.

10.2                        Suits for Enforcement.  In case an Event of Default shall occur and be continuing, the holder of the Notes may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant contained in the Notes or in this Agreement or in any Collateral Document or in aid of the exercise of any power granted in the Notes or in this Agreement or in any Collateral Document or may proceed to enforce the payment of the Notes or to enforce any other legal or equitable right of the holder of the Notes. Borrower agrees that its obligations under Section 6, including without limitation any applicable Prepayment Price, are of the essence of this Agreement, and upon application to any court of equity having jurisdiction in the premises, the holder of the Notes shall be entitled to a decree against Borrower requiring specific performance of such obligations.

10.3                        Remedies Not Waived.  No course of dealing between the holder of any Note and Borrower or any delay or failure on the part of any holder in exercising any rights under the Notes or under any Collateral Document or hereunder shall operate as a waiver of any rights of such holder.

10.4                        Remedies Cumulative. No remedy herein or in the Notes or in any Collateral Document conferred upon the holder of the Notes is intended to be exclusive of any other remedy and each and every remedy shall be in addition to every other remedy given hereunder or under the Notes or under any Collateral Document or now or hereafter existing at law or in equity or by statute or otherwise.

10.5                        Costs and Expenses.  Borrower shall pay to the holder of any Note, to the extent permitted under applicable law, all reasonable out-of-pocket expenses incurred by such holder as shall be sufficient to cover the cost and expense of enforcing such holder’s rights under such Note and any Collateral Document or the collecting and foreclosing upon, or otherwise dealing with, the Collateral, or participating in any litigation or bankruptcy proceeding for the protection or enforcement of the holder’s collateral or claim against Borrower or otherwise incurred in connection with the occurrence of an Event of Default, said expenses to include reasonable compensation to the attorneys and counsel of such holder for any services rendered in that connection, upon the Notes held by such holder.

11.                               MISCELLANEOUS.

11.1                        Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and, in the case of any such loss, theft or destruction, upon receipt of a bond of indemnity reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of such Note, Borrower will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new promissory note of like tenor and unpaid principal amount and dated the date of, or, if later, the date to which interest has been paid on, the lost, stolen, destroyed or mutilated Note. In the case of a holder of such Note which is an institutional lender with credit comparable to that of the Co-Lenders as of the date of this Agreement, such lender’s own unsecured agreement of indemnity shall be deemed satisfactory to Borrower.

11.2                        Fees and Expenses.  The parties acknowledge that Borrower has paid to Lender the sum of $200,000.00, constituting a portion of a non-refundable origination fee, which fee shall be in the total amount of $400,000.00 (the “Origination Fee”).  At or prior to Closing, Borrower shall pay to Lender the additional sum of $200,000.00, constituting the balance of the Origination Fee.  In addition to the Origination Fee, Borrower shall pay all costs of executing and closing this Agreement and the Collateral Documents including, without limitation, each Co-Lender’s outside attorney’s fees and expenses, Borrower’s attorney’s fees and expenses, title insurance with endorsements, and all title abstract costs, recording costs, and all related expenses.  Borrower’s obligations under this Section 11.2 shall survive the payment or prepayment of the Notes.

11.3                        Stamp Taxes, Recording Taxes and Fees, etc.  Borrower will pay, and save each Co-Lender and any subsequent holder of the Notes harmless against, any and all liability (including any interest or penalty for non-payment or delay in payment) with respect to documentary stamp tax, intangible tax, recording taxes and fees, and any other taxes or charges (other than any such charge or tax incurred upon a transfer of the Notes by any Co-Lender), and all recording and filing fees which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement and the Collateral Documents, including, without limitation, the issuance and delivery of the Notes, the execution, delivery, filing and recording of the Collateral Documents and financing statements related thereto, or any modification, amendment or alteration thereof. The obligations of Borrower under this Section 11.3 shall survive the payment or prepayment of the Notes.

11.4                        Successors and Assigns; Joint and Several Obligations.  All covenants, agreements, representations and warranties made herein, in the Collateral Documents and in the Notes or in certificates delivered in connection herewith by or on behalf of Borrower shall survive the issuance and delivery of the Notes to Lender, and shall bind the successors and assigns of Borrower, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of Lender’s successors and assigns, including any subsequent holder of any of the Notes. The obligations and liabilities of each Borrower hereunder shall be joint and several.

11.5                        Payment.  Notwithstanding any provision to the contrary in the Notes contained, Borrower will promptly and punctually pay to Servicer by wire transfer of immediately available funds pursuant to wiring instructions from Lender, or in such other manner as Servicer may direct in writing, all amounts payable in respect of the principal of, prepayment premium, if any, and interest on, the Notes, without any presentment thereof and without any notation of such payment being made thereon.

11.6                        Notices.  All notices, consents, approvals, elections and other communications (collectively, “Notices”) hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or recognized overnight courier service to the parties at the following addresses (or at such other addresses as shall be given in writing by any party to the others pursuant to this Section 11.6) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such Express Mail or courier service, and notice to any Borrower shall constitute notice to all Entities constituting Borrower. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any person designated below to receive a copy thereof shall in no way adversely impact the effectiveness of such notice, demand, request, consent, approval, declaration or other communication:

If to Borrower:

Alico, Inc.
10070 Daniels Interstate Court
Suite 100
Ft. Meyers, FL 33913
Attn:  Clay Wilson, President

If to Lender:

Metropolitan Life Insurance Company
Agricultural Investments
10801 Mastin Blvd., Suite 930
Overland Park, Kansas 66210
Attn:  Director

With a copy to:

Metropolitan Life Insurance Company
Agricultural Investments
6750 Poplar Avenue, Suite 109
Germantown, TN 38138
Attn:  Greg G. Gallaway, Director

With a copy to:

Baker, Donelson, Bearman, Caldwell & Berkowitz
4268 I-55 North
Meadowbrook Office Park
Jackson, MS 39211
Attn:  William S. Mendenhall, Esq.

11.7                        Severability.  If any provision of this Agreement or the Notes or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the Notes and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the maximum extent permitted by law.

11.8                        Law Governing; Modification.  This Agreement shall be construed in accordance with and governed by laws of the State of Florida.  No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

11.9                        Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

11.10                 Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

11.11                 Final Credit Agreement.  THIS WRITTEN AGREEMENT, THE NOTES AND THE COLLATERAL DOCUMENTS ARE THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN BORROWER AND THE CO-LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN BORROWER AND THE CO-LENDERS.  BORROWER AND THE CO-LENDERS HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN BORROWER AND THE CO-LENDERS WITH RESPECT TO THE SUBJECT MATTER OF THIS WRITTEN CREDIT AGREEMENT, THE NOTES, THE COLLATERAL DOCUMENTS, AND ANY RELATED DOCUMENTS.

11.12                 Subordination of Certain Liens.  In the event that the Borrower informs Servicer that it desires to incur indebtedness or commitments for revolving credit to extend, renew or refinance any Crop Financing secured by a Permitted Operating Lien, then, subject to the following conditions precedent, Servicer is authorized by the Co-Lenders to enter into one or more intercreditor arrangements providing that such Permitted Operating Lien shall have comparable rights and priority vis-à-vis the Liens granted under the Security Documents to the Permitted Operating Lien securing the RAF Credit Agreement as of the date hereof.  The foregoing notwithstanding, however, any subordination in connection with any new Crop Financing shall be subject to the following conditions precedent:

(a)                                 Any and all such intercreditor arrangements must be reasonably satisfactory to Servicer;

(b)                                 Borrower shall make written request to Servicer prior to establishing any new Crop Financing, and Servicer shall have the right to review and approve such proposed facility, in Servicer’s reasonable discretion;

(c)                                  The Lien proposed to secure such Crop Financing would qualify as a “Permitted Operating Lien;”

(d)                                 Without limiting Servicer’s reasonable discretion, any new Crop Financing shall be subject to the following conditions precedent:  (1) there must be no Event of Default or event or circumstance which, with the giving of notice or the passage of time would be an Event of Default; (2) the Crop Financing must be provided by (A) a bank, insurance company, or other institutional lender, (B) a commercial supplier of seed, fertilizer, fuel, or other crop inputs used by Borrower; or (C) another lender satisfactory to Servicer; and (3) Borrower must provide to Servicer evidence that the Crop Financing will not materially impair Borrower’s ability to pay and perform its obligations in connection with the Loans.

11.13                 Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER WAIVES TRIAL BY JURY IN ANY PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OF THE OTHER DOCUMENTS RELATING TO THE LOAN AND AGREE THAT NO SUCH ACTION WITH RESPECT TO WHICH A JURY TRIAL HAS BEEN WAIVED SHALL BE SOUGHT TO BE CONSOLIDATED WITH ANY OTHER ACTION WITH RESPECT TO WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.

11.14                 Amendments, Etc.  Except as otherwise set forth in this Agreement or in the applicable Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower, Guarantor, or any Subsidiary therefrom, shall be effective unless in writing signed by all of the undersigned parties to this Agreement, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.15                 Release of Liens and Guaranties.  The liens, estates and rights created pursuant to this Agreement and granted by this Mortgage shall remain fully in effect and shall not cease and terminate until all obligations (other than in respect of contingent indemnification and expense reimbursement claims not then due or of which Servicer is not then aware) of Borrower and any Guarantor hereunder and of the Mortgagor under the Mortgage have been fully performed and discharged and the Notes have been repaid in full or the earlier release of Borrower, any Guarantor, or Mortgagor of all or any portion of such obligations by written instructions executed by Servicer.  Upon such payment and performance in full of Borrower’s and any Guarantor’s obligations (other than in respect of contingent indemnification and expense reimbursement claims not then due or of which Servicer is not then aware), Servicer shall forthwith cause satisfaction and discharge of the Mortgage to be entered upon the applicable Public Records (as defined in the Mortgage), at the sole cost and expense of Borrower, and shall execute and deliver (or cause to be executed and delivered) such instruments of satisfaction and discharge as may be appropriate, in form for recording or filing, at the sole cost and expense of Borrower, and Servicer shall deliver to each Guarantor confirmation of the release of Guarantor from its liability under its respective Guaranty.  If in connection with a Swap or other transfer of any portion of the Mortgaged Property permitted under this Agreement, Servicer shall be required pursuant to the express provisions of this Agreement, to release all or a portion of the Security, Mortgagee (as defined in the Mortgage) shall at the expense of Borrower execute such instruments and documents as Borrower shall reasonably request to effectuate such release in accordance with the terms of this Agreement and the Mortgage.  No such release of liens shall constitute any release or discharge of the obligations of Borrower under the Unsecured Indemnity Agreement.

11.16                 Citrus Nursery.  From and after the date of this Agreement, Citrus Nursery shall no longer be deemed to be an Original Borrower pursuant to the Existing Credit Agreement, but instead shall be a Guarantor hereunder for all purposes.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

SERVICER/LENDER:			BORROWER:

METROPOLITAN LIFE INSURANCE			ALICO, INC.,
COMPANY, a New York corporation			a Florida corporation

By:	/s/ Greg G. Gallaway		By:	/s/ Clayton G. Wilson
	Name:	Greg G. Gallaway		Name:	Clayton G. Wilson
	Title:	Director		Title:	CEO

CO-LENDER:			ALICO LAND DEVELOPMENT, INC.,
a Florida corporation
NEW ENGLAND LIFE INSURANCE COMPANY, a Massachusetts corporation			By:	/s/ Clayton G. Wilson
				Name:	Clayton G. Wilson
By: Metropolitan Life Insurance Company,				Title:	CEO
a New York corporation,
its Investment manager
ALICO-AGRI, LTD., a Florida limited
partnership
By:	/s/ Greg G. Gallaway
	Name:	Greg G. Gallaway	By:	Alico, Inc., a Florida corporation, its
	Title:	Director		General Partner

			By:	/s/ Clayton G. Wilson
				Name:	Clayton G. Wilson
				Title:	CEO

ALICO PLANT WORLD, L.L.C., a Florida
limited liability company

			By:	Alico-Agri, Ltd., a Florida limited
partnership, its Sole Member

			By:	Alico, Inc., a Florida corporation, its
General Partner

			By:	/s/ Clayton G. Wilson
				Name:	Clayton G. Wilson
				Title:	CEO

[Signature Page to MetLife Loan Agreement]

ALICO FRUIT COMPANY, LLC

By:	Alico, Inc., a Florida corporation, its
Managing Member

By:	/s/ Clayton G. Wilson
	Name:	Clayton G. Wilson
	Title:	CEO

[Signature Page to MetLife Loan Agreement]

The undersigned Guarantor hereby executes and joins in this Agreement for purposes of confirming its obligations hereunder.

ALICO CITRUS NURSERY, LLC

By:	Alico, Inc., a Florida corporation,
its Managing Member

By:	/s/ Clayton G. Wilson
	Name:	Clayton G. Wilson
	Title:	CEO

EXHIBIT A

Exhibit A-1

METLIFE FIXED RATE TERM NOTE

AMENDED AND RESTATED TERM LOAN NOTE

(Fixed Rate Term Loan)

(Loan No. 197235)

ALICO, INC. AND AFFILIATES

$109,149,250.00	December , 2014

For value received, ALICO, INC., a Florida corporation (“Alico”), ALICO LAND DEVELOPMENT, INC., a Florida corporation, ALICO-AGRI, LTD., a Florida limited partnership, ALICO PLANT WORLD, L.L.C., a Florida limited liability company, and ALICO FRUIT COMPANY, LLC, a Florida limited liability company (hereinafter collectively referred to as the “Borrowers”), hereby jointly and severally promise to pay to METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“MetLife”), or assigns (“Lender”), on November 1, 2029 (the “Maturity Date”), the principal amount of One Hundred Nine Million One Hundred Forty-Nine Thousand Two Hundred Fifty and No/100 Dollars ($109,149,250.00) (or such lesser aggregate unpaid amount as was actually disbursed and so much thereof as shall not have been theretofore paid by mandatory principal payments required and optional prepayments permitted in the Loan Agreement (as defined below)) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the address provided in Section 11.5 of the Loan Agreement, and to pay interest quarterly (computed on the basis of a 90/360 day year) at said address, in like coin or currency, on the unpaid portion of said principal amount from the date hereof, on the first (1st) day of each February, May, August, and November, commencing on February 1, 2015, through and including the Maturity Date, at the rate of Four and 15/100 Percent (4.15%) per annum (the “Interest Rate”).  To the extent permitted by law, upon the occurrence and during the continuance of a Monetary Default or a Non-Monetary Default (both terms as defined in the Loan Agreement), the Applicable Default Rate (defined in the Loan Agreement) shall apply to this Note in the manner set forth in the Loan Agreement.  After the Maturity Date, the entire outstanding balance of the Note shall bear interest at the Monetary Default Rate (as defined in the Loan Agreement).

This Amended and Restated Term Loan Note (the “Note”) is issued pursuant to and entitled to the benefits of the First Amended and Restated Credit Agreement, dated of even date herewith (the “Loan Agreement”), by and among the Borrowers and Metropolitan Life Insurance

This Note is a renewal note on which Florida documentary stamps and non-recurring intangible taxes were previously paid on the Outstanding Balance (defined herein) in connection with the recording of that certain Florida Mortgage, Security Agreement and Financing Statement dated September 8, 2010, in Official Records Book 823, Page 1079, Public Records of Hendry County, Florida, which mortgage secured the Prior Note.  Florida Documentary stamps in the amount of $264,772.38 and non-recurring intangible taxes in the amount of $151,298.50 are being paid on the amount of the Future Advance (defined herein) in connection with the recording of the mortgages described herein in Polk County, Florida.

Company, a New York corporation (“MetLife”) and New England Life Insurance Company, a Massachusetts corporation (“NEL”) (collectively, the “Co-Lenders”).  The terms and provisions of the Loan Agreement are hereby incorporated by reference and made a part of the terms of this Note.  The Note is secured by and entitled to the benefits of: (i) a first priority Amended and Restated Real Estate Mortgage, Assignment of Leases and Rents, Security Agreement, Spreader Agreement, and Fixture Filing, dated of even date herewith, made by Alico, as Mortgagor, and MetLife, acting for itself as a Co-Lender and as Collateral Agent for NEL, as Mortgagee, recorded among the Public Records of Polk County, Collier County, DeSoto County, and Hendry County, Florida; (ii) a first priority Real Estate Mortgage Assignment of Leases and Rents, Security Agreement, and Fixture Filing, dated of even date herewith, made by Alico, as Mortgagor, and MetLife, acting for itself as Co-Lender and as Collateral Agent for NEL, as Mortgagee, recorded among the Public Records of Charlotte County and Desoto County, Florida; (iii) a UCC Financing Statement authorized by Borrowers and filed in the Florida Secured Transaction Registry; and (iv) a Loan Guaranty Agreement dated of even date herewith given by Alico Citrus Nursery, LLC, a Florida limited liability company, for the benefit of Co-Lenders.

This Note may be subject to mandatory principal payments and optional prepayments, in whole or in part, in certain cases with a premium and in other cases without premium, as provided in the Loan Agreement.  The unpaid principal balance and all other amounts owing under this Note may be declared to be due and payable upon the happening of an Event of Default as defined in the Loan Agreement.

This Note amends and restates in its entirety that certain Term Loan Note (the “Prior Note”) dated September 8, 2010, in the original principal amount of $40,000,000.00 given by Borrowers for the benefit of Rabo AgriFinance, Inc., a Delaware corporation (“RAF”), and assigned by RAF to Lender pursuant to an Assignment of Loan Documents of even date herewith.  As of the date of this Note, the outstanding principal balance of the Prior Note is $33,500,000.00 (the “Outstanding Balance”).  The indebtedness evidenced by the Prior Note is not discharged or canceled by the execution of this Note, and this Note shall not constitute a novation of such indebtedness.  This Note also evidences a future advance (the “Future Advance”) to Borrowers by Lender in the principal amount of $75,649,250.00, pursuant to Section 697.04, Florida Statutes.

At no time shall Borrower be required to pay interest on the principal balance of the Note at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Lawful Rate (as defined in the Loan Agreement).  If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Lawful Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Lawful Rate, and all previous payments in excess of the Maximum Lawful Rate shall be deemed to have been payments in reduction of principal (without any Prepayment Price) and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use or forbearance of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of

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the Loan does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

If this Note or any of the instruments referred to herein are placed in the hands of an attorney or attorneys for collection or enforcement or if the holder of the Note is required to obtain attorneys and incur expenses and attorney fees by reason of litigation or participation in bankruptcy proceedings for the protection or enforcement of its collateral and claim against the Borrowers or any guarantors of this Note, then, in all such cases, the holder of the Note shall be entitled to reasonable attorney fees and expenses from the Borrowers.

The Borrowers waive diligence, demand, presentment, notice of nonpayment and protest, and consent to extensions of the time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.  All obligations and liabilities of each of the Borrowers hereunder shall be joint and several.

This Note shall be construed in accordance with and governed by the laws of the State of Florida.

[signatures on following pages]

3

IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be signed by its officers, partners or managers thereunto duly authorized, and to be dated as of the day and year first above written.

ALICO, INC., a Florida corporation

By:
Name:
Title:

ALICO LAND DEVELOPMENT, INC. ,
a Florida corporation

By:
Name:
Title:

ALICO-AGRI, LTD., a Florida limited partnership

By:	Alico, Inc., a Florida corporation, its
General Partner

By:
Name:
Title:

[Signature Page to Amended and Restated Term Loan Note]

4

ALICO PLANT WORLD, L.L.C.,
a Florida limited liability company

By:	Alico-Agri, Ltd., a Florida limited partnership, its Sole Member

By:	Alico, Inc., a Florida corporation, its
General Partner

By:
Name:
Title:

ALICO FRUIT COMPANY, LLC,
a Florida limited liability company

By:	Alico, Inc., a Florida corporation, its
Managing Member

By:
Name:
Title:

[Signature Page to Amended and Restated Term Loan Note]

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Exhibit A-2

NEL FIXED RATE TERM NOTE

SECURED PROMISSORY NOTE

(Fixed Rate Term Loan)

(Loan No. 197356)

ALICO, INC. AND AFFILIATES

$15,850,750.00	December , 2014

For value received, ALICO, INC., a Florida corporation (“Alico”), ALICO LAND DEVELOPMENT, INC., a Florida corporation, ALICO-AGRI, LTD., a Florida limited partnership, ALICO PLANT WORLD, L.L.C., a Florida limited liability company, and ALICO FRUIT COMPANY, LLC, a Florida limited liability company (hereinafter collectively referred to as the “Borrowers”), hereby jointly and severally promise to pay to NEW ENGLAND LIFE INSURANCE COMPANY, a Massachusetts corporation (“NEL”), or assigns (“Lender”), on November 1, 2029 (the “Maturity Date”), the principal amount of Fifteen Million Eight Hundred Fifty Thousand Seven Hundred Fifty and No/100 Dollars ($15,850,750.00) (or such lesser aggregate unpaid amount as was actually disbursed and so much thereof as shall not have been theretofore paid by mandatory principal payments required and optional prepayments permitted in the Loan Agreement (as defined below)) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the address provided in Section 11.5 of the Loan Agreement, and to pay interest quarterly (computed on the basis of a 90/360 day year) at said address, in like coin or currency, on the unpaid portion of said principal amount from the date hereof, on the first (1st) day of each February, May, August, and November, commencing on February 1, 2015, through and including the Maturity Date, at the rate of Four and 15/100 Percent (4.15%) per annum (the “Interest Rate”).  To the extent permitted by law, upon the occurrence and during the continuance of a Monetary Default or a Non-Monetary Default (both terms as defined in the Loan Agreement), the Applicable Default Rate (defined in the Loan Agreement) shall apply to this Note in the manner set forth in the Loan Agreement.  After the Maturity Date, the entire outstanding balance of the Note shall bear interest at the Monetary Default Rate (as defined in the Loan Agreement).

This Secured Promissory Note (the “Note”) is issued pursuant to and entitled to the benefits of the First Amended and Restated Credit Agreement, dated of even date herewith (the “Loan Agreement”), by among the Borrowers and Metropolitan Life Insurance Company (“MetLife”) and NEL (collectively, the “Co-Lenders”).  The terms and provisions of the Loan Agreement are hereby incorporated by reference and made a part of the terms of this Note.  The Note is secured by and entitled to the benefits of: (i) a first priority Amended and Restated Real Estate Mortgage, Assignment of Leases and Rents, Security Agreement, Spreader Agreement, and Fixture Filing, dated of even date herewith, made by Alico, as Mortgagor, and MetLife, acting for itself as a Co-Lender and as Collateral Agent for NEL, as Mortgagee, recorded among the Public Records of Polk County, Collier County, DeSoto County, and Hendry County, Florida; (ii) a first priority Real Estate Mortgage Assignment of Leases and Rents, Security

Agreement, and Fixture Filing, dated of even date herewith, made by Alico, as Mortgagor, and MetLife, acting for itself as a Co-Lender and as Collateral Agent for NEL, as Mortgagee, recorded among the Public Records of Charlotte County and Desoto County, Florida; (iii) a UCC Financing Statement authorized by Borrowers and filed in the Florida Secured Transaction Registry, and (iv) a Loan Guaranty Agreement, dated of even date herewith, given by Alico Citrus Nursery, LLC, a Florida limited liability company, for the benefit of Co-Lenders.

This Note may be subject to mandatory principal payments and optional prepayments, in whole or in part, in certain cases with a premium and in other cases without premium, as provided in the Loan Agreement.  The unpaid principal balance and all other amounts owing under this Note may be declared to be due and payable upon the happening of an Event of Default as defined in the Loan Agreement.

At no time shall Borrower be required to pay interest on the principal balance of the Note at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Lawful Rate (as defined in the Loan Agreement).  If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Lawful Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Lawful Rate, and all previous payments in excess of the Maximum Lawful Rate shall be deemed to have been payments in reduction of principal (without any Prepayment Price) and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use or forbearance of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

If this Note or any of the instruments referred to herein are placed in the hands of an attorney or attorneys for collection or enforcement or if the holder of the Note is required to obtain attorneys and incur expenses and attorney fees by reason of litigation or participation in bankruptcy proceedings for the protection or enforcement of its collateral and claim against the Borrowers or any guarantors of this Note, then, in all such cases, the holder of the Note shall be entitled to reasonable attorney fees and expenses from the Borrowers.

The Borrowers waive diligence, demand, presentment, notice of nonpayment and protest, and consent to extensions of the time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.  All obligations and liabilities of each of the Borrowers hereunder shall be joint and several.

This Note shall be construed in accordance with and governed by the laws of the State of Florida.

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IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be signed by its officers, partners or managers thereunto duly authorized, and to be dated as of the day and year first above written.

ALICO, INC., a Florida corporation

By:
Name:
Title:

ALICO LAND DEVELOPMENT, INC.,
a Florida corporation

By:
Name:
Title:

ALICO-AGRI, LTD., a Florida limited partnership

By:	Alico, Inc., a Florida corporation, its
General Partner

By:
Name:
Title:

[signature page to Secured Promissory Note]

3

ALICO PLANT WORLD, L.L.C.,
a Florida limited liability company

By:	Alico-Agri, Ltd., a Florida limited partnership, its Sole Member

By:	Alico, Inc., a Florida corporation, its
General Partner

By:
Name:
Title:

ALICO FRUIT COMPANY, LLC,
a Florida limited liability company

By:	Alico, Inc., a Florida corporation,
its Managing Member

By:
Name:
Title:

[signature page to Secured Promissory Note]

4

Exhibit A-3

LIBOR TERM NOTE A

SECURED PROMISSORY NOTE

(Libor Term Loan “A”)

Loan No. 197236)

ALICO, INC. AND AFFILIATES

$32,500,000.00
December , 2014

For value received, ALICO, INC., a Florida corporation (“Alico”), ALICO LAND DEVELOPMENT, INC., a Florida corporation, ALICO-AGRI, LTD., a Florida limited partnership, ALICO PLANT WORLD, L.L.C., a Florida limited liability company, and ALICO FRUIT COMPANY, LLC, a Florida limited liability company (hereinafter collectively referred to as the “Borrowers”), hereby jointly and severally promise to pay to METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“MetLife”), or assigns (“Lender”), on November 1, 2029 (the “Maturity Date”), the principal amount of Thirty-Two Million Five Hundred Thousand and No/100 Dollars ($32,500,000.00) (or such lesser aggregate unpaid amount as was actually disbursed and so much thereof as shall not have been theretofore paid by mandatory principal payments required and optional prepayments permitted in the Loan Agreement (as defined below)) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the address provided in Section 11.5 of the Loan Agreement, and to pay interest at the Interest Rate (as hereafter defined) quarterly (computed on the basis of a 90/360 day year) at said address, in like coin or currency, on the unpaid portion of said principal amount from the date hereof on the first (1st) day of each February, May, August, and November, commencing on February 1, 2015, through and including the Maturity Date.  To the extent permitted by law, upon the occurrence and during the continuance of a Monetary Default or a Non-Monetary Default (both terms as defined in the Loan Agreement), the Applicable Default Rate (defined in the Loan Agreement) shall apply to this Note in the manner set forth in the Loan Agreement.  After the Maturity Date, the entire outstanding balance of the Note shall bear interest at the Monetary Default Rate (as defined in the Loan Agreement).

Initially, the Interest Rate on this Note shall be One and 74/100 Percent (1.74%) per annum and shall be subsequently adjusted by Lender on February 1, 2015, and quarterly on the first day of each and every May, August, November and February thereafter (each, a “LIBOR Rate Adjustment Date”) to a rate that is equal to the sum of (i) the LIBOR Credit Spread (as defined below), plus (ii) the U.S. 90-day London Interbank Offer Rate, as published by an online reporting service acceptable to Lender as of the third (3rd) Business Day (as defined in the Loan Agreement) immediately preceding each LIBOR Rate Adjustment Date.  Such adjustments shall continue until the Maturity Date.  For purposes of this Note, the term “LIBOR Credit Spread” shall mean 150 basis points until May 1, 2017, and subject to adjustment by Lender upon written

Applicable Florida documentary stamps and non-recurring intangible taxes were paid in connection with the recording of the mortgages (as described herein) in Polk County, Florida.

notice to Borrower on May 1, 2017, and on May 1 every two (2) years thereafter until the Maturity Date.

This Amended and Restated Term Loan Note (the “Note”) is issued pursuant to and entitled to the benefits of the First Amended and Restated Credit Agreement, dated of even date herewith (the “Loan Agreement”), by and among the Borrowers and Metropolitan Life Insurance Company (“MetLife”) and New England Life Insurance Company, a Massachusetts corporation (“NEL) (collectively, the “Co-Lenders”).  The terms and provisions of the Loan Agreement are hereby incorporated by reference and made a part of the terms of this Note.  The Note is secured by and entitled to the benefits of: (i) a first priority Amended and Restated Real Estate Mortgage, Assignment of Leases and Rents, Security Agreement, Spreader Agreement, and Fixture Filing, dated of even date herewith, made by Alico, as Mortgagor, and MetLife, acting for itself as Co-Lender and as Collateral Agent for NEL, as Mortgagee, recorded among the Public Records of Polk County, Collier County, DeSoto County, and Hendry County, Florida; (ii) a first priority Real Estate Mortgage Assignment of Leases and Rents, Security Agreement, and Fixture Filing, dated of even date herewith, made by Alico, as Mortgagor, and MetLife, acting for itself as Co-Lender and as Collateral Agent for NEL, as Mortgagee, recorded among the Public Records of Charlotte County and Desoto County, Florida; (iii) a UCC Financing Statement authorized by Borrowers and filed in the Florida Secured Transaction Registry, and (iv) a Loan Guaranty Agreement, dated of even date herewith, given by Alico Citrus Nursery, LLC, a Florida limited liability company, for the benefit of Co-Lenders.

This Note may be subject to mandatory principal payments and optional prepayments, in whole or in part, in certain cases with a premium and in other cases without premium, as provided in the Loan Agreement.  The unpaid principal balance and all other amounts owing under this Note may be declared to be due and payable upon the happening of an Event of Default as defined in the Loan Agreement.

At no time shall Borrower be required to pay interest on the principal balance of the Note at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Lawful Rate (as defined in the Loan Agreement).  If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Lawful Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Lawful Rate, and all previous payments in excess of the Maximum Lawful Rate shall be deemed to have been payments in reduction of principal (without any Prepayment Price) and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use or forbearance of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

If this Note or any of the instruments referred to herein are placed in the hands of an attorney or attorneys for collection or enforcement or if the holder of the Note is required to

2

obtain attorneys and incur expenses and attorney fees by reason of litigation or participation in bankruptcy proceedings for the protection or enforcement of its collateral and claim against the Borrowers or any guarantors of this Note, then, in all such cases, the holder of the Note shall be entitled to reasonable attorney fees and expenses from the Borrowers.

The Borrowers waive diligence, demand, presentment, notice of nonpayment and protest, and consent to extensions of the time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.  All obligations and liabilities of each of the Borrowers hereunder shall be joint and several.

This Note shall be construed in accordance with and governed by the laws of the State of Florida.

[signatures on following pages

3

IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be signed by its officers, partners or managers thereunto duly authorized, and to be dated as of the day and year first above written.

ALICO, INC., a Florida corporation

By:
Print Name:
Title:

ALICO LAND DEVELOPMENT, INC., a Florida corporation

By:
Print Name:
Title:

ALICO-AGRI, LTD., a Florida limited partnership

By:	Alico, Inc., a Florida corporation, its General Partner

By:
Print Name:
Title:

ALICO PLANT WORLD, L.L.C., a Florida limited liability company

By:	Alico-Agri, LTD., a Florida limited partnership, its Sole Member

By:	Alico, Inc., a Florida corporation, its General Partner

By:
Print Name:
Title:

[signature page to Secured Promissory Note]

4

ALCO FRUIT COMPANY, LLC, a Florida limited liability company

By:	Alico, Inc., a Florida corporation, its Managing Member

By:
Print Name:
Title:

[signature page to Secured Promissory Note]

5

Exhibit A-4

LIBOR TERM NOTE B

SECURED PROMISSORY NOTE

(Libor Term Loan “B”)

(Loan No. 197237)

ALICO, INC. AND AFFILIATES

$25,000,000.00

December , 2014

For value received, ALICO, INC., a Florida corporation (“Alico”), ALICO LAND DEVELOPMENT, INC., a Florida corporation, ALICO-AGRI, LTD., a Florida limited partnership, ALICO PLANT WORLD, L.L.C., a Florida limited liability company, and ALICO FRUIT COMPANY, LLC, a Florida limited liability company (hereinafter collectively referred to as the “Borrowers”), hereby jointly and severally promise to pay to METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“MetLife”), or assigns (“Lender”), on November 1, 2029 (the “Maturity Date”), the principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (or such lesser aggregate unpaid amount as was actually disbursed and so much thereof as shall not have been theretofore paid by mandatory principal payments required and optional prepayments permitted in the Loan Agreement (as defined below)) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the address provided in Section 11.5 of the Loan Agreement, and to pay interest at the Interest Rate (as hereafter defined) quarterly (computed on the basis of a 90/360 day year) at said address, in like coin or currency, on the unpaid portion of said principal amount from the date hereof on the first (1st) day of each February, May, August, and November, commencing on February 1, 2015, through and including the Maturity Date.  To the extent permitted by law, upon the occurrence and during the continuance of a Monetary Default or a Non-Monetary Default (both terms as defined in the Loan Agreement), the Applicable Default Rate (defined in the Loan Agreement) shall apply to this Note in the manner set forth in the Loan Agreement.  After the Maturity Date, the entire outstanding balance of the Note shall bear interest at the Monetary Default Rate (as defined in the Loan Agreement).

Initially, the Interest Rate on this Note shall be One and 74/100 Percent (1.74%) per annum and shall be subsequently adjusted by Lender on February 1, 2015, and quarterly on the first day of each and every May, August, November and February thereafter (each, a “LIBOR Rate Adjustment Date”) to a rate that is equal to the sum of (i) the LIBOR Credit Spread (as defined below), plus (ii) the U.S. 90-day London Interbank Offer Rate, as published by an online reporting service acceptable to Lender as of the third (3rd) Business Day (as defined in the Loan Agreement) immediately preceding each LIBOR Rate Adjustment Date.  Such adjustments shall continue until the Maturity Date.  For purposes of this Note, the term “LIBOR Credit Spread” shall mean 150 basis points until May 1, 2017, and subject to adjustment by Lender upon written

Applicable Florida documentary stamps and non-recurring intangible taxes were paid in connection with the recording of the mortgages (as described herein) in Polk County, Florida.

notice to Borrower on May 1, 2017, and on May 1 every two (2) years thereafter until the Maturity Date.

This Secured Promissory Note (the “Note”) is issued pursuant to and entitled to the benefits of the First Amended and Restated Credit Agreement, dated of even date herewith (the “Loan Agreement”), by and among the Borrowers and MetLife and New England Life Insurance Company (“NEL”) (collectively, the “Co-Lenders”).  The terms and provisions of the Loan Agreement are hereby incorporated by reference and made a part of the terms of this Note.  The Note is secured by and entitled to the benefits of: (i) a first priority Amended and Restated Real Estate Mortgage, Assignment of Leases and Rents, Security Agreement, Spreader Agreement, and Fixture Filing, dated of even date herewith, made by Alico, as Mortgagor, and MetLife, acting for itself as Co-Lender and as Collateral Agent for NEL, as Mortgagee, recorded among the Public Records of Polk County, Collier County, DeSoto County, and Hendry County, Florida; (ii) a first priority Real Estate Mortgage Assignment of Leases and Rents, Security Agreement, and Fixture Filing, dated of even date herewith, made by Alico, as Mortgagor, and MetLife, acting for itself as Co-Lender and as Collateral Agent for NEL, as Mortgagee, recorded among the Public Records of Charlotte County and Desoto County, Florida; (iii) a UCC Financing Statement authorized by Borrowers and filed in the Florida Secured Transaction Registry, and (iv) a Loan Guaranty Agreement, dated of even date herewith, given by Alico Citrus Nursery, LLC, a Florida limited liability company, for the benefit of Co-Lenders.

This Note may be subject to mandatory principal payments and optional prepayments, in whole or in part, in certain cases with a premium and in other cases without premium, as provided in the Loan Agreement.  The unpaid principal balance and all other amounts owing under this Note may be declared to be due and payable upon the happening of an Event of Default as defined in the Loan Agreement.

At no time shall Borrower be required to pay interest on the principal balance of the Note at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Lawful Rate (as defined in the Loan Agreement).  If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Lawful Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Lawful Rate, and all previous payments in excess of the Maximum Lawful Rate shall be deemed to have been payments in reduction of principal (without any Prepayment Price) and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use or forbearance of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

If this Note or any of the instruments referred to herein are placed in the hands of an attorney or attorneys for collection or enforcement or if the holder of the Note is required to

2

obtain attorneys and incur expenses and attorney fees by reason of litigation or participation in bankruptcy proceedings for the protection or enforcement of its collateral and claim against the Borrowers or any guarantors of this Note, then, in all such cases, the holder of the Note shall be entitled to reasonable attorney fees and expenses from the Borrowers.

The Borrowers waive diligence, demand, presentment, notice of nonpayment and protest, and consent to extensions of the time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.  All obligations and liabilities of each of the Borrowers hereunder shall be joint and several.

This Note shall be construed in accordance with and governed by the laws of the State of Florida.

[signatures on following pages

3

IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be signed by its officers, partners or managers thereunto duly authorized, and to be dated as of the day and year first above written.

ALICO, INC., a Florida corporation

By:
Print Name:
Title:

ALICO LAND DEVELOPMENT, INC., a Florida corporation

By:
Print Name:
Title:

ALICO-AGRI, LTD., a Florida limited partnership

By:	Alico, Inc., a Florida corporation, its General Partner

By:
Print Name:
Title:

ALICO PLANT WORLD, L.L.C., a Florida limited liability company

By:	Alico-Agri, Ltd., a Florida limited partnership, its Sole Member

By:	Alico, Inc., a Florida corporation, its General Partner

By:
Print Name:
Title:

[signature page to Secured Promissory Note]

4

ALICO FRUIT COMPANY, LLC, a Florida limited liability company

By:	Alico, Inc., a Florida corporation, its Managing Member

By:
Print Name:
Title: Chief Executive Officer

[signature page to Secured Promissory Note]

5

Exhibit A-5

RLOC NOTE

AMENDED AND RESTATED LINE OF CREDIT NOTE

(RLOC Loan)

(Loan No. 197238)

$25,000,000.00	December , 2014

For value received, ALICO, INC., a Florida corporation (“Alico”), ALICO LAND DEVELOPMENT, INC., a Florida corporation, ALICO-AGRI, LTD., a Florida limited partnership, ALICO PLANT WORLD, L.L.C., a Florida limited liability company, and ALICO FRUIT COMPANY, LLC, a Florida limited liability company (hereinafter collectively referred to as the “Borrowers”), hereby jointly and severally promise to pay to METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“MetLife”), or assigns (“Lender”), on November 1, 2019 (the “Maturity Date”), the principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (or such lesser aggregate unpaid amount as was actually disbursed and so much thereof as shall not have been theretofore paid by mandatory principal payments required and optional prepayments permitted in the Loan Agreement (as defined below)) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the place and in the manner provided in Section 11.5 of the Loan Agreement, and to pay interest at the Interest Rate (as hereafter defined) quarterly (computed on the basis of a 90/360 day year) at the same place and in the same manner, in like coin or currency, on the unpaid portion of said principal amount from the date hereof on the first (1st) day of each February, May, August, and November, commencing on February 1, 2015, through and including the Maturity Date.  To the extent permitted by law, upon the occurrence and during the continuance of a Monetary Default or a Non-Monetary Default (both terms as defined in the Loan Agreement), the Applicable Default Rate (defined in the Loan Agreement) shall apply to this Note in the manner set forth in the Loan Agreement.  After the Maturity Date, the entire outstanding balance of the Note shall bear interest at the Monetary Default Rate (as defined in the Loan Agreement).

Initially, the Interest Rate on this Note shall be One and 74/100 Percent (1.74%) per annum and shall be subsequently adjusted by Lender on February 1, 2015, and quarterly on the first day of each and every May, August, November and February thereafter (each, a “LIBOR Rate Adjustment Date”) to a rate that is equal to the sum of (i) the LIBOR Credit Spread (as defined below), plus (ii) the U.S. 90-day London Interbank Offer Rate, as published by an online reporting service acceptable to Lender as of the third (3rd) Business Day (as defined in the Loan Agreement) immediately preceding each LIBOR Rate Adjustment Date.  Such adjustments shall

This Note is a renewal of a revolving line of credit note on which Florida documentary stamps and non-recurring intangible taxes were previously paid on the original balance of $60,000,000.00 in connection with the recording of that certain Florida Mortgage, Security Agreement and Financing Statement dated September 8, 2010, in Official Records Book 823, Page 1079, Public Records of Hendry County, Florida, which mortgage secured the Prior Note.  No further Florida documentary stamps or non-recurring intangible taxes are due in connection with this Note.

continue until the Maturity Date.  For purposes of this Note, the term “LIBOR Credit Spread” shall mean 150 basis points until May 1, 2017, and subject to adjustment by Lender upon written notice to Borrower on May 1, 2017, and on May 1 every two (2) years thereafter until the Maturity Date.

This Amended and Restated Line of Credit Note (the “Note”) is issued pursuant to and entitled to the benefits of the First Amended and Restated Credit Agreement, dated of even date herewith (the “Loan Agreement”), by and among the Borrowers and MetLife and New England Life Insurance Company, a Massachusetts corporation (“NEL”) (collectively, the “Co-Lenders”).  The terms and provisions of the Loan Agreement are hereby incorporated by reference and made a part of the terms of this Note.  The Note is secured by and entitled to the benefits of: (i) a first priority Amended and Restated Real Estate Mortgage, Assignment of Leases and Rents, Security Agreement, Spreader Agreement, and Fixture Filing, dated of even date herewith, made by Alico, as Mortgagor, and MetLife, acting for itself as a Co-Lender and as Collateral Agent for NEL, as Mortgagee, recorded among the Public Records of Polk County, Collier County, DeSoto County, and Hendry County, Florida; (ii) a first priority Real Estate Mortgage Assignment of Leases and Rents, Security Agreement, and Fixture Filing, dated of even date herewith, made by Alico, as Mortgagor, and MetLife, acting for itself as Co-Lender and as Collateral Agent for NEL, as Mortgagee, recorded among the Public Records of Charlotte County and Desoto County, Florida; (iii) a UCC Financing Statement authorized by Borrowers and filed in the Florida Secured Transaction Registry, and (iv) a Loan Guaranty Agreement, dated of even date herewith, given by Alico Citrus Nursery, LLC, a Florida limited liability company, for the benefit of the Co-Lenders.

This Note may be subject to mandatory principal payments and optional prepayments, in whole or in part, in certain cases with a premium and in other cases without premium, as provided in the Loan Agreement.  The unpaid principal balance and all other amounts owing under this Note may be declared to be due and payable upon the happening of an Event of Default as defined in the Loan Agreement.

This Note amends and restates in its entirety that certain revolving Line of Credit Note (the “Prior Note”) dated September 8, 2010, in the original principal amount of $60,000,000.00 given by Borrowers to Rabo AgriFinance, Inc., a Delaware corporation.  The indebtedness evidence by the Prior Note is not discharged or canceled by the execution of this Note, and this Note shall not constitute a novation of such indebtedness.

At no time shall Borrower be required to pay interest on the principal balance of the Note at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Lawful Rate (as defined in the Loan Agreement).  If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Lawful Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Lawful Rate, and all previous payments in excess of the Maximum

2

Lawful Rate shall be deemed to have been payments in reduction of principal (without any Prepayment Price) and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use or forbearance of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

If this Note or any of the instruments referred to herein are placed in the hands of an attorney or attorneys for collection or enforcement or if the holder of the Note is required to obtain attorneys and incur expenses and attorney fees by reason of litigation or participation in bankruptcy proceedings for the protection or enforcement of its collateral and claim against the Borrowers or any guarantors of this Note, then, in all such cases, the holder of the Note shall be entitled to reasonable attorney fees and expenses from the Borrowers.

The Borrowers waive diligence, demand, presentment, notice of nonpayment and protest, and consent to extensions of the time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.  All obligations and liabilities of each of the Borrowers hereunder shall be joint and several.

This Note shall be construed in accordance with and governed by the laws of the State of Florida.

[signatures on following pages]

3

IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be signed by its officers, partners or managers thereunto duly authorized, and to be dated as of the day and year first above written.

ALICO, INC., a Florida corporation

By:
Print Name:
Title:

ALICO LAND DEVELOPMENT, INC., a Florida corporation

By:
Print Name:
Title: Chief Executive Officer

ALICO-AGRI, LTD., a Florida limited partnership

By:	Alico, Inc., a Florida corporation, its General Partner

By:
Print Name:
Title:

ALICO PLANT WORLD, L.L.C., a Florida limited liability company

By:	Alico-Agri, Ltd., a Florida limited partnership, its Sole Member

By:	Alico, Inc., a Florida corporation, its General Partner

By:
Print Name:
Title:

[Signature Page to Amended and Restated Line of Credit Note]

4

ALICO FRUIT COMPANY, LLC, a Florida limited liability company

By:	Alico, Inc., a Florida corporation, its Managing Member

By:
Print Name:
Title:

[Signature Page to Amended and Restated Line of Credit Note]

5